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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 15, 2017

Dear Stockholders:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation (the "Company") to be held at [                ], on November 15, 2017 at 8:30 a.m., Central time. For directions to the Annual Meeting, please write to our Corporate Secretary at Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240. At the Annual Meeting, our stockholders will be asked to consider and vote on the following matters:

  1.
  Election of eight directors;

  2.
  Advisory approval of the Company's executive compensation;

  3.
  Advisory approval of the frequency of an advisory vote on executive compensation;

  4.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018; and

  5.
  Transaction of any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        This Notice of Annual Meeting, the Proxy Statement for the Annual Meeting and our Annual Report for fiscal 2017 are first being mailed to our stockholders on or about October [    ], 2017. In addition, you also should have received a WHITE proxy card and postage-paid return envelope. The WHITE proxy cards are being solicited on behalf of the Board of Directors.

        Jeereddi II, LP ("Jeereddi") has notified the Company of its intention to propose two (2) director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive a proxy statement, proxy card and other solicitation materials from Jeereddi. The Board urges you NOT to sign or return any proxy card sent to you by Jeereddi.

        Your vote is extremely important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone following the instructions provided on the enclosed WHITE proxy card. If you have previously submitted a proxy card sent to you by Jeereddi, you can revoke that proxy and vote for our Board of Directors' nominees and on other matters to be voted on at the Annual Meeting by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone following the instructions provided on the enclosed WHITE proxy card.

        Only stockholders of record at the close of business on September 22, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote these shares. You must follow these instructions in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions. Because of the contested nature of the election of directors, if you do not give instructions to your broker, your broker will not be able to vote your shares. We urge you to instruct your broker or other nominee to vote your shares for our Board of Directors' nominees using the WHITE proxy card.

        This Notice of Annual Meeting, the Proxy Statement and our Annual Report for fiscal 2017 are also available at www.                . If you have any questions or need assistance voting, please contact Okapi Partners LLC, our proxy solicitor assisting us in connection with the Annual Meeting.

        Stockholders may call toll free at (855) 208-8903. Banks and brokers may call (212) 297-0720.

        Thank you for your continued support of and interest in Tuesday Morning Corporation.

By Order of the Board of Directors,

Bridgett C. Zeterberg Secretary
Dallas, Texas October [ ], 2017

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, November 15, 2017

        This Proxy Statement and the related proxy materials are being furnished to stockholders of Tuesday Morning Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on November 15, 2017, at 8:30 a.m., Central time, at [                                    ], and at any and all adjournments or postponements thereof (the "Annual Meeting"). For directions to the Annual Meeting, please write to our Corporate Secretary at Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240. At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in more detail in this Proxy Statement.

        This Proxy Statement and the related proxy materials relating to the Annual Meeting are first being mailed to our stockholders entitled to vote at the Annual Meeting on or about October             , 2017.

        As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

 PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

Time and Date:	8:30 a.m., Central time, on Wednesday, November 15, 2017
Place:	[ ]
Record Date:	September 22, 2017
Voting:	Only stockholders of record at the close of business on September 22, 2017 are entitled to notice of, and to vote at, the Annual Meeting.
How to Vote:
If you are a stockholder of record, you may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. If you are a beneficial owner of shares of our common stock held in "street name," you may vote in accordance with the instructions you receive from your broker, bank or other nominee (the stockholder of record).
Attending the Annual Meeting:
All stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee, you will need to bring either (i) a legal proxy from your broker, bank or other nominee (the stockholder of record) or (ii) a recent brokerage statement reflecting your stock ownership and a validly issued government ID, and check in at the registration desk at the Annual Meeting.

Annual Meeting Agenda and Voting Recommendations

Proposal		Board's Voting Recommendation	Page
No. 1.	Election of Directors	"FOR" each director nominee
The Company is asking stockholders to elect eight director nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as directors.
No. 2.	Advisory Vote on Executive Compensation	"FOR"
The Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	"FOR" every "1 YEAR"
The Company is asking stockholders to approve, on an advisory basis, the option of every "1 YEAR" as the preferred frequency for holding advisory votes on executive compensation.
No. 4.	Ratification of Selection of Independent Registered Public Accounting Firm	"FOR"
The Company and the Audit Committee are asking stockholders to ratify the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

Board Nominees

        The following table provides summary information about each director nominee.

        Your vote is extremely important. The Board of Directors unanimously recommends a vote for the election of the eight director nominees below and listed on the enclosed WHITE proxy card. The Board of Directors does NOT endorse any Jeereddi nominees and urges you not to sign or return any proxy card sent to you by Jeereddi. If you have already voted using Jeereddi's proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid self-addressed envelope provided or by voting via the Internet or by telephone following the instructions provided on the WHITE proxy card. Only the latest dated proxy you submit will be counted.

Name	Age	Director Since	Principal Occupation	Committee Memberships
Terry Burman(1)	71	2013	Retired Chief Executive Officer of Signet Jewelers Limited	Nominating and Governance (Chair)
Steven R. Becker	50	2012	Chief Executive Officer of Tuesday Morning Corporation	N/A
Barry S. Gluck(2)	65	2017	Off-Price Retail Consultant and retired Executive Vice President of Merchandising, Marketing, and Store Planning and Allocation of Ross Stores Inc.	Nominating and Governance
Frank M. Hamlin(2)	49	2014	Executive Vice President and Chief Marketing Officer of Tailored Brands	Audit, Compensation
William Montalto	70	2013	Consultant and retired Executive Vice President and Chief Operating Officer of Sterling Jewelers	N/A
Sherry M. Smith(2)	56	2014	Former Chief Financial Officer and Executive Vice President of Supervalu Inc.	Compensation (Chair)
Jimmie L. Wade(2)	63	2014	Retired President of Advance Auto Parts, Inc.	Audit, Compensation
Richard S Willis(2)	57	2012	Chief Executive Officer and President of Pharmaca Integrative Pharmacies	Audit (Chair), Nominating and Governance

(1)
Independent Chairman of the Board

(2)
Independent Director

Corporate Governance Highlights

  •
  Six of the eight directors are independent and meet regularly in executive session.

  •
  The roles of Chief Executive Officer and Chairman of the Board are separate.

  •
  Only independent directors are Committee members.

  •
  All directors are elected annually.

  •
  The Board has a robust director nominee selection process.

  •
  The Board has stock ownership guidelines for directors and executive officers.

  •
  The Company has anti-hedging and anti-pledging policies.

  •
  The Company has a robust clawback policy.

  •
  Board, Committee and director performance evaluations are performed annually.

  •
  The Board and Committees are responsible for risk oversight.

  •
  All of our directors attended at least 75% of the meetings of the Board and Committees on which they served during the 2017 fiscal year.

  •
  All sitting directors attended the Company's 2016 Annual Meeting of Stockholders.

Financial Review

        In fiscal 2017, we made tangible progress on each of our strategic priorities, including real estate, merchandising, marketing, supply chain and talent management. In connection with our real estate initiatives, we relocated 52 stores, expanded 13 stores, opened 21 stores and closed 41 stores, for an ending store count of 731. Additionally, we solidified the senior leadership team across key functional areas. However, the Company's fiscal 2017 results were adversely impacted by increased supply chain and freight costs, driven significantly by elevated costs and lower than expected sales resulting from its supply chain issues experienced earlier in the fiscal year as a result of adding the new Phoenix distribution center. Some of our fiscal 2017 business highlights include:

  •
  Net sales were $966.7 million, compared to $956.4 million for fiscal 2016.

  •
  Comparable store sales increased 2.2% compared to the same period a year ago.

  •
  Fiscal 2017 net sales were negatively impacted by lower than plan store level inventories for a portion of the year due to the supply chain challenges experienced during the year, as well as 20 fewer stores.

  •
  During fiscal 2017, we continued to implement our strategy of improving store locations and the in-store experience for our customers, which included (i) closing less productive stores with limited foot traffic and relocating some of these stores to, or opening new stores in, better locations with footprints that are on average three to five thousand square feet larger, (ii) expanding some existing stores to a larger footprint, and (iii) improving the finishes in these relocated, new and expanded stores.

  •
  Sales at the 52 stores relocated during the past 12 months increased approximately 52% on average for fiscal 2017 as compared to fiscal 2016 and contributed approximately 290 basis points of comparable store sales growth.

  •
  The Company's operating loss for fiscal 2017 was $32.3 million, compared to operating income of $2.4 million for fiscal 2016.

  •
  The Company reported a net loss of $32.5 million, or $0.74 per share, for fiscal 2017 compared to net income of $3.7 million, or $0.08 per share, in the prior year period.

        During the fiscal year, we benchmarked our progress against six top priorities, which are regularly discussed at executive team meetings and are included in both job performance and short-term incentive plan objectives.

  •
  While we experienced supply chain challenges in fiscal 2017 in connection with the implementation of the Phoenix distribution center, the new distribution center now is operating effectively and costs throughout our entire supply chain are improving. The Dallas distribution center performance has significantly improved and is exceeding many of our internal efficiency metrics. These efforts are expected to continue to bring costs down over time.

  •
  We have had improvement in working capital management. During the fourth quarter, we reduced our inventory balance and have reduced borrowings on our bank line compared to the third quarter of fiscal 2017. The reduction in our inventory balance was largely the result of improvements in the efficiency of our supply chain, a decrease in cycle times and reduction in the amount of inventory held in our distribution centers. We have increased our inventory turn and expect that progress to continue.

  •
  We believe we continue to experience strong results from the execution of our real estate strategy. Our new real estate, including store relocations, new stores and expansion stores, continue to be top producers and we remain focused on upgrading our portfolio while managing the costs associated with this program.

  •
  We have increased the effectiveness of our marketing dollars. Our marketing efforts are focused on driving customer engagement. We partnered with a new advertising agency to roll out a new advertising campaign in the first quarter of fiscal 2018. We have also improved our data capture and significantly increased our customer database.

  •
  We have improved our merchandise assortment. The overall retail environment has allowed us to enter into some new vendor relationships and add new brands to our product mix. We have been very focused on improving store level turn by driving a compelling product assortment with a sharp value proposition and carefully managing our weeks of supply.

  •
  And finally, cost control. We completed a headcount rationalization in our corporate office and a consolidation of our field operations. As a result, we have a lean organization that is well-positioned to deliver results.

Executive Compensation Highlights

        Our compensation program is designed to motivate long-term growth and to hold executives accountable for key annual results year-over-year. The program is designed to reward performance linked to stockholder value and support executive recruitment and engagement. A significant portion of the executives' total direct compensation is based on the Company's performance and improving stockholder value. This philosophy is reflected in the design of both our short-term cash incentive program as well as the long-term equity incentive program. We believe that performance-based compensation and equity compensation better aligns the interests of executives and stockholders.

        Some of the compensation "best practices" we employ in furtherance of our philosophy include:

Compensation Governance—What We Do & What We Don't Do

✓ What We Do	✗ What We Don't Do

✓ Annual "Say on Pay" vote	✗ No formal employment agreements other than the CEO
✓ Pay for performance culture, emphasis on performance-based compensation	✗ No discretionary bonuses paid to permanent NEOs when performance results are below threshold performance.
✓ Executive ownership guidelines	✗ No tax gross-up upon change-in-control
✓ Executive equity retention/holding requirements	✗ No repricing of stock options
✓ Manage compensation risk by using a variety of financial metrics in pay programs and capping payouts	✗ No across-the-board pay increases
✓ Hedging/pledging policies	✗ No formal non-qualified benefits or perquisite programs
✓ Use of independent compensation consultant	✗ No hedging or pledging of stock
✓ Evaluate our peer group and pay positioning

        In fiscal 2017, we further enhanced our compensation "best practices" with changes to our equity incentive plan, including:

  •
  removing the liberal share recycling provision in our plan;

  •
  reducing the number of shares exempt from minimum vesting;

  •
  eliminating Board discretion to accelerate equity awards in connection with a change in control and requiring a "double trigger" for acceleration; and

  •
  including a robust clawback policy.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND VOTING PROCEDURES

Who Can Vote?

        The record date for the Annual Meeting is September 22, 2017 (the "Record Date"). Only holders of record of shares of our common stock, par value $0.01 per share (the "Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, [                        ] shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

What Constitutes a Quorum?

        In order for any business to be conducted at the Annual Meeting, the holders of at least a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy. Proxies received but marked as abstentions will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. Due to the contested nature of the Annual Meeting, broker non-votes will not be considered present and entitled to vote for purpose of determining the presence of a quorum at the Annual Meeting. If holders of less than a majority of the shares of our Common Stock are present or represented by proxy at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How Do I Vote My Shares?

        If you are a stockholder of record, you cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. Written ballots will be provided to anyone who wants to vote in person at the Annual Meeting and is entitled to do so. You can vote by proxy in one of three convenient ways:

  •
  by mail—you can vote by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid self-addressed envelope;

  •
  over the Internet—by visiting the website provided in the Notice or the enclosed WHITE proxy card and following the instructions provided; or

  •
  by telephone—by calling the toll-free number provided in the Notice or the enclosed WHITE proxy card and following the instructions provided.

        Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed WHITE proxy card.

        Stockholders of record may vote their shares by telephone or over the Internet 24 hours a day, seven days a week. Telephone and Internet votes must be received by 11:59 p.m. Eastern time on November 14, 2017 and votes by mail must be received on or before the Annual Meeting.

        If your shares of Common Stock are held in "street name" by a broker, bank or other nominee, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

What Is the Recommendation of the Board of Directors?

        The Board unanimously recommends that you vote (1) "FOR" the election of each of the Board's director nominees, (2) "FOR" the approval, on an advisory basis, of the Company's executive compensation, (3) "FOR", on an advisory basis, the option of every "1 YEAR" as the frequency for advisory votes on the Company's executive compensation and (4) "FOR" the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2018.

How Will the Proxies Be Voted?

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

  •
  "FOR" the election of each of the Board's director nominees;

  •
  "FOR" the approval, on an advisory basis, of the Company's executive compensation;

  •
  "FOR" the approval, on an advisory basis, of holding an advisory vote on the Company's executive compensation every "1 YEAR";

  •
  "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018; and

  •
  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

        If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of such adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration of the Company's stockholders at the Annual Meeting.

Why Did I Receive Multiple Proxy Cards?

        Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card that you receive.

        Additionally, please note that Jeereddi has stated its intention to nominate two alternative director nominees for election at the Annual Meeting. If Jeereddi proceeds with its alternative nominations, you may receive proxy solicitation materials from Jeereddi, including an opposition proxy statement and a proxy card. Your Board unanimously recommends that you disregard and do not return any proxy card you receive from Jeereddi. Voting to "withhold" with respect to any Jeereddi nominee on a proxy card sent to you by Jeereddi is NOT the same as voting for your Board's nominees because a vote to "withhold" with respect to any Jeereddi nominee on its proxy card will revoke any proxy previously submitted.

        If you have already voted using Jeereddi's proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid self-addressed envelope provided or by voting via the Internet or by telephone following the instructions provided on the WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call the Company's proxy solicitor, Okapi Partners LLC. Stockholders may call toll free at (855) 208-8903. Banks and brokers may call collect at (212) 297-0720.

How May I Change My Vote or Revoke My Proxy?

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised by:

  •
  delivering a signed, written revocation letter, dated later than the proxy, to our Secretary at our corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240 no later than November 14, 2017;

  •
  timely mailing another duly executed proxy bearing a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 which is received by Vote Processing prior to the applicable deadline;

  •
  voting at a later time over the Internet or by telephone prior to the applicable deadline, if you previously voted over the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy or ballot will be the vote that is counted.

        If you have previously signed a proxy card sent to you by Jeereddi, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid self-addressed envelope provided or by voting via the Internet or by telephone following the instructions provided on the WHITE proxy card. Submitting a Jeereddi proxy card—even if you withhold your vote on the Jeereddi nominees—will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and not return any proxy card that you may receive from Jeereddi, even as a protest vote against Jeereddi.

How Do I Vote My Shares Held in Street Name?

        If your shares are held by a bank, broker, or other nominee, you will receive voting instructions from the bank, broker or other nominee. You must follow these instructions in order for your shares to be voted. Your bank, broker or other nominee is required to vote your shares in accordance with your instructions. Given the contested nature of the election of directors, if you do not provide instructions to your bank, broker or other nominee, they will not be able to vote your shares. Accordingly, to prevent a "broker non-vote" of your shares, it is important that you instruct your bank, broker or other nominee how to vote by following their voting instructions.

How Many Votes Must Each Proposal Receive to be Adopted?

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  Election of directors—The nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the eight nominees who receive the highest number of votes "FOR" his or her election at the Annual Meeting will be elected to the Board. Stockholders may not cumulate their votes in the election of directors. If you do not vote for a particular nominee, or if you indicated on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee. If you hold your shares in "street name" through a broker, bank or other nominee, you shares will not be voted for any director nominee unless you provide the broker, bank or other nominee with specific voting instructions on a timely basis directing the broker, bank or other nominee to vote for such nominee. Abstentions and broker non-votes do not constitute a vote "for" or "against" a nominee.

    It will not help elect your Board's nominees if you sign and return a proxy card sent by Jeereddi, even if you withhold on their director nominees using Jeereddi's proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support your Board's nominees is to vote "FOR" the Board's nominees on our WHITE proxy card and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you receive from Jeereddi.

    Pursuant to our Bylaws, in order to nominate persons for election to the Board of Directors at the Annual Meeting, a stockholder must have delivered notice of the intention to submit nominations at the Annual Meeting to the Secretary of the Company no later than August 18, 2017. We did not receive any such nominations other than the nominations from Jeereddi, and no other nominations for election to our Board may be made at the Annual Meeting.

  •
  Advisory vote on executive compensation—The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's executive compensation.

  •
  Advisory vote on the frequency of an advisory vote on executive compensation—The approval, on an advisory basis, of the frequency for advisory votes on the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the frequency for advisory votes on the Company's executive compensation.

  •
  Ratification of the selection of the Company's independent registered public accounting firm—The ratification of the selection by the Audit Committee of the Board (the "Audit Committee") of Ernst & Young as the Company's independent registered public accounting firm for fiscal 2018 requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although SEC regulations and NASDAQ rules require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of this proposal.

Who Is Soliciting this Proxy?

        The Board of Directors is soliciting this proxy. The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Company's directors and certain of the Company's officers and employees in the ordinary course of their employment may solicit proxies by mail, Internet, telephone, facsimile, personal contact, email or other online methods. We will reimburse their expenses in connection therewith. We also will reimburse banks, brokers, custodians, nominees or fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating proxies.

        We have engaged Okapi Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $ [                        ]. Okapi Partners expects that approximately [            ] of its employees will assist in the solicitation. As a result of the potential proxy solicitation by Jeereddi, we will incur significant additional costs in connection with our solicitation of proxies. These additional solicitation costs are expected to include the fee payable to our proxy solicitor, fees of outside counsel and other advisors to advise the Company in connection with a contested solicitation of proxies and increased mailing costs. The total amount to be spent for the Company's solicitation of proxies from stockholders for the Annual Meeting is estimated to be approximately $[                        ], of which $ [                        ] has been incurred to date.

How May I Attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

When Will the Voting Results Be Announced?

        The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.tuesdaymorning.com, under "Investor Relations—Financial Info—SEC Filings."

 BACKGROUND OF THE SOLICITATION

        On August 8, 2017, the Company received a letter from Naveen Jeereddi of Jeereddi Investments LP (together with certain of its affiliates, "Jeereddi") and James T. Corcoran of Purple Mountain Capital Partners LLC (together with certain of its affiliates, "Purple Mountain," and Purple Mountain together with Jeereddi, the "Jeereddi Group") indicating that the Jeereddi Group intended to nominate a slate of three director candidates to stand for election to the Board at the Annual Meeting (the "Initial Letter"). In addition, the Initial Letter reflected the Jeereddi Group's view that Steven Becker, the Company's Chief Executive Officer, should be replaced by Michael Barnes.

        Later on August 8, 2017, Terry Burman, the Chairman of the Board of the Company, informed the other members of the Board of the Company's receipt of the Initial Letter and Bridgett Zeterberg, the Company's General Counsel and Corporate Secretary, delivered a copy of the Initial Letter to each of them.

        Between August 8, 2017 and August 10, 2017, Mr. Burman had individual telephonic conversations with each director on the Board to discuss the Initial Letter and the Company's response. During such conversations, the Board indicated to Mr. Burman its belief that a management change at the current time would be disruptive to the Company and that it was in the best interests of the stockholders to continue to monitor the implementation of the current business plan. However, the Board instructed Mr. Burman to engage with the Jeereddi Group since the Board and Company management are committed to maintaining an active dialogue with Company stockholders and welcome stockholder input.

        On August 10, 2017, Ms. Zeterberg contacted Mr. Jeereddi and Mr. Corcoran by telephone to propose an in-person meeting to discuss the Initial Letter.

        On August 14, 2017, the Company and the Jeereddi Group entered into a non-disclosure agreement stating that the parties agreed to keep their discussions confidential.

        On August 15, 2017, Mr. Burman, Ms. Zeterberg, Mr. Jeereddi and Mr. Corcoran held an in-person meeting in Boston, Massachusetts. At the meeting, the parties discussed the Company's operational performance, the opportunities for, and challenges to, creating stockholder value at the Company, and the Jeereddi Candidates and the Jeereddi Group's concerns relating to such topics as set forth in the Initial Letter, including their demand that the Company replace Mr. Becker as Chief Executive Officer with Mr. Barnes.

        On August 17, 2017, Mr. Burman received a letter from the Jeereddi Group reiterating its belief that Mr. Barnes should replace Mr. Becker as the Company's Chief Executive Officer, and its intention to formally provide the Company with notice of their slate of director nominees.

        On August 18, 2017, Jeereddi II, LP delivered a notice to the Company indicating its intent to nominate three candidates, which included Mr. Corcoran, Mr. Barnes, and R. Michael Rouleau, the Company's former Chief Executive Officer (collectively, the "Jeereddi Candidates"), to stand for election to the Board at the Annual Meeting (the "Notice"). Among other things, the Notice indicated that as of such date Jeereddi II, LP beneficially owned 116,139 shares of Company Common Stock, and together with Jeereddi I, LP, Jeereddi Partners, LLC, Jeereddi Investments, LP, Jeereddi Capital, LLC, PMCP I, LP, PMCP GP, LLC, Purple Mountain Capital Partners LLC, and Messrs. Barnes, Corcoran, Jeereddi and Rouleau, beneficially owned 1,082,054 shares, including 304,413 shares of underlying options that were currently exercisable, or approximately 2.3%, of the Company's outstanding Common Stock.

        Following the Company's receipt of the Notice, Ms. Zeterberg delivered a copy of the Notice to the other members of the Board, and Ms. Zeterberg sent an e-mail correspondence to the Jeereddi Group's outside legal counsel acknowledging receipt of the Notice.

        On August 22, 2017, the Board held a telephonic meeting. At the meeting, Mr. Burman informed the Board as to the status of the discussions with the Jeereddi Group and the Company's receipt of the Notice. The members of the Board engaged in a lengthy discussion regarding the Notice and the Jeereddi Candidates, and reiterated its belief that it was in the best interests of the stockholders to avoid a disruptive change in management at the current time and for the Board to continue to monitor the implementation of the current business plan. Following such discussion, the Board determined that it was in the best interests of the stockholders for the Company to continue to engage with the Jeereddi Group, and it instructed Mr. Burman to continue to engage in discussions with the Jeereddi Group, including regarding a potential settlement agreement.

        On September 1, 2017, a representative of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), the Company's outside legal counsel, sent a request to legal counsel for the Jeereddi Group that a second in-person meeting be held among Mr. Burman, Mr. Jeereddi and Mr. Corcoran.

        Also on September 1, 2017, the Company (through outside legal counsel) sent a letter to Mr. Rouleau, the former Chief Executive Officer of the Company and a former consultant to the Company. In that correspondence, the Company noted that it was troubled by Mr. Rouleau's agreement to work with the Jeereddi Group to effectuate changes in the Board and Company management, since such activities could be in violation of both specific post-employment and consulting agreement provisions Mr. Rouleau had agreed to that restricted him from disclosing and using certain information regarding the Company, as well as the fiduciary duties Mr. Rouleau owes the Company as a former officer and director.

        On September 8, 2017, Mr. Burman and a representative of Skadden held an in-person meeting with Mr. Jeereddi, Mr. Corcoran and their outside legal counsel in Los Angeles, California. At the meeting, among other things, the parties discussed the composition of the Board and Company management, the Jeereddi Nominees and the Jeereddi Group's demand to replace Mr. Becker as the Company's Chief Executive Officer with Mr. Barnes. At such time, Mr. Burman reiterated the Board's position that it believed it was in the best interests of the stockholders for Mr. Becker to continue in his position as Chief Executive Officer and for the Board to continue to monitor the implementation of the current business plan. The parties agreed to explore ways to reach an agreement to avoid the distractions of a contested election.

        Between September 9, 2017 and September 19, 2017, representatives of the Jeereddi Group and the Company engaged in communications regarding a potential settlement agreement. The parties were unable to come to an agreement during these discussions, as the Jeereddi Group was only willing to consider an agreement that contemplated the removal of Mr. Becker as the Company's Chief Executive Officer, the replacement of him with Mr. Barnes and wanted to identify current Company directors that would leave the Board.

        On September 19, 2017, the Board held a regularly scheduled Board meeting at the Company's corporate offices which included the members of the Nominating and Governance Committee, also attended by a representative of Skadden. Mr. Burman summarized for the Board the history of the Company's engagement with the Jeereddi Group, and informed the Board as to the status of the current discussions. A representative of Skadden advised the Board as to its fiduciary duties and answered questions asked by certain members of the Board. The members of the Board, including the Nominating and Governance Committee, then discussed the Jeereddi Candidates and a discussion with the entire Board took place regarding such candidates and the composition of the Board. The Board then discussed the likelihood of reaching an acceptable settlement with the Jeereddi Group and the process and timeline associated with contested elections. Following such discussion, representatives from Okapi Partners LLC, the Company's proxy solicitor, were invited to join the meeting and discussed with the Board matters relating to a contested election. The Board asked questions of Okapi and Skadden, and engaged in discussion. Representatives of Skadden and Okapi were then excused from the meeting and the Board engaged in further discussion. Following such discussion, the Board, together with the Nominating and Governance Committee, determined that in light of the backgrounds of the proposed Jeereddi Candidates and the Jeereddi Group's expressed agenda to name Mr. Barnes as the Chief Executive Officer of the Company, nominating the Jeereddi Candidates for election to the Board was not in the best interests of the Company and its stockholders and recommended that the Company's stockholders vote in favor of the nominees for election to the Board listed in this proxy statement. The Board also authorized Mr. Burman and management to continue to pursue a settlement with the Jeereddi Group if the opportunity was available.

        Between September 22, 2017 and September 24, 2017, at Mr. Burman's instruction, a representative of Skadden continued discussions with legal counsel for the Jeereddi Group to explore ways to avoid a distracting election contest.

        On September 24, 2017, legal counsel for the Jeereddi Group informed the Skadden representative that the Jeereddi Group was unwilling to accept any proposal that did not result in a change of the Company's existing Chief Executive Officer with Mr. Barnes.

        On September 25, 2017, the Jeereddi Group delivered a letter to the Company withdrawing its nomination of Mr. Rouleau. With the withdrawal of Mr. Rouleau, the Jeereddi Group is the beneficial owner of approximately 1.6% of the Company's outstanding Common Stock. At such time, it also delivered a letter (the "September 25 Letter") to Mr. Burman and the Board outlining its concerns with the Company's performance and reiterating its demand to immediately replace the Company's existing Chief Executive Officer with Mr. Barnes. In addition, on September 25, 2017, the Jeereddi Group issued a press release describing the September 25 Letter.

        Also on September 25, 2017, the Company issued a press release responding to the Jeereddi Group, and noted that consistent with the Company's commitment to an active dialogue with its stockholders, Mr. Burman had met with Mr. Jeereddi and Mr. Corcoran on two occasions to discuss the Jeereddi Group's concerns and its intent to replace the Company's existing Chief Executive Officer with one of its nominees, the Jeereddi Group had declined to meet with Mr. Becker to discuss their concerns, the Company had sought resolution with the Jeereddi Group in order to avoid a distracting election contest and that the Board's Nominating and Governance Committee, as well as the full Board, had evaluated the Jeereddi Candidates and determined that the nominees would not advance the forward progress that the Board believes the Company is beginning to realize.

        Later on September 25, 2017, the Company filed with the SEC its preliminary proxy statement in connection with the Annual Meeting.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote upon the election of eight directors. The Board has nominated Terry Burman, Steven R. Becker, Barry S. Gluck, Frank M. Hamlin, William Montalto, Sherry M. Smith, Jimmie L. Wade and Richard S Willis for election as directors of the Company. The eight nominees are currently serving as our directors, and each has agreed to stand for re-election to our Board. If they are elected, each of the nominees will continue to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination for election, which is not currently anticipated, the Board may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the Board's nominees has indicated his or her willingness to serve the full term.

        We urge you to vote "FOR" each of Terry Burman, Steven R. Becker, Barry S. Gluck, Frank M. Hamlin, William Montalto, Sherry M. Smith, Jimmie L. Wade and Richard S Willis.

        The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board's eight nominees for director. Jeereddi has provided the Company with notice that it intends to nominate individuals for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election, and the eight nominees receiving the largest number of votes "FOR" election will be elected as directors.

        The Board unanimously recommends that you disregard any proxy card that may be sent to you by Jeereddi. Voting "WITHHOLD" Jeereddi's nominees on its proxy card is NOT the same as voting FOR our Board's nominees, because a vote to withhold for Jeereddi's nominees on its proxy card will revoke any previous proxy card you submitted. If you have already voted using a proxy card sent to you by Jeereddi, you have every right to change it and we urge you to revoke that proxy by voting "FOR" our Board's nominees using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

        The following is biographical information about each of the nominees to the Board of Directors, including the specific experience, qualifications, attributes and skills of the nominees that led to the conclusion that each of the nominees should serve as a director of the Company, in light of the Company's business and structure:

        Terry Burman, age 71, has served as a director of Tuesday Morning since February 2013 and has served as Chairman of the Board of the Company since December 2015. Prior to that, Mr. Burman served as Lead Independent Director and a member of the Office of the Chairman from September 2015 to December 2015. From March 2001 to January 2011, Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited ("Signet"), a specialty jewelry retailer. Mr. Burman joined Signet in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a U.S. division of Signet. Before joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry's Jewelers, Inc., a specialty jewelry retailer, from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman has served as the Lead Independent Director of Abercrombie & Fitch Co., a clothing retailer, since May 2017 and on the board of directors of Abercrombie & Fitch Co., since January 2014 and Learning Care Group, the second largest provider of early childhood care and education services in the U.S., since July 2014. Mr. Burman also served on the board of directors of Signet until January 2011. Mr. Burman served on the board of directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 until it was acquired in October 2013, and served as chairman of the board and a director of Zale Corporation, a jewelry retailer, from May 2013 until it was acquired in May 2014. In nominating Mr. Burman to serve as a director of the Company, the Board of Directors considered his extensive executive, financial and management expertise and experience, his experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen.

        Steven R. Becker, age 50, has served as a director of Tuesday Morning since July 2012 and was appointed its Chief Executive Officer in December 2015. Prior to becoming CEO of Tuesday Morning, Mr. Becker served as Chairman of the Board of the Company from July 2012 until September 2015 and as Executive Chairman and head of the Office of the Chairman from September 2015 until December 2015. Prior to becoming CEO of Tuesday Morning, Mr. Becker spent 20 years in the investment management industry with a focus on investing in middle market public companies. Mr. Becker has extensive public company board experience having previously served as a board member at a variety of public companies including, Hot Topic, Inc., an apparel retailer, Ruby Tuesday, a national restaurant company, Emcore, a semiconductor producer, Plato Learning, an educational software Company, Pixelworks, a semiconductor producer, Fuel Systems Solutions, a manufacturer of alternative energy systems, and Special Diversified Opportunities, a holding company that owns businesses in a variety of industries, among others. Prior to becoming CEO of Tuesday Morning, Mr. Becker was the co-managing partner at Becker Drapkin Asset Management, whose predecessor, Greenway Capital, he founded in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. In nominating Mr. Becker to serve as a director of the Company, the Board of Directors considered the insights Mr. Becker brings through his prior service as a director of our Company, his demonstrated leadership and experience as our Chief Executive Officer and his extensive financial experience, in both public and private companies, which provides the Board with valuable expertise in corporate finance, strategic planning, and corporate governance.

        Barry S. Gluck, age 65, has served as a director of Tuesday Morning since January 2017. Mr. Gluck served in various Senior Management positions with Ross Stores Inc. ("Ross") from 1989 to 2007, most recently as Executive Vice President of Merchandising, Marketing and Store Planning and Allocation. Prior to joining Ross, Mr. Gluck was with Today's Man as Vice President, General Merchandise Manager and Chief Merchandising Officer and with Macy's Department Stores as Vice President Divisional Merchandising Manager. Since 2012, Mr. Gluck has served as the Founder and Managing Director of Gluck Consulting LLC, a management consultant group which focuses primarily on off-price/value channels. In nominating Mr. Gluck to serve as a director of the Company, the Board considered his 30-years of off-price and value channel experience, his extensive executive, marketing and management expertise having served as a chief merchandising officer in the retail industry, and his general business and financial acumen.

        Frank M. Hamlin, age 49, has served as a director of Tuesday Morning since April 2014. Mr. Hamlin has served as Executive Vice President and Chief Marketing Officer for Tailored Brands, Inc. since September 6, 2017. From June 2014 to August 26, 2016 Mr. Hamlin served as Chief Marketing Officer of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer. Mr. Hamlin previously served as Executive Vice President and GM, Marketing and E-Commerce of Guitar Center, Inc., a musical instruments retailer, from June 2010 until May 2014, and as Executive Vice President and Chief Operating Officer of E-Miles, LLC, an interactive marketing company, from February 2007 to June 2010. From July 2004 until February 2007, he was Director of Marketing, Central Market Division for H.E. Butt Grocery, a fresh, specialty and prepared foods retailer. Prior to that time, Mr. Hamlin held various positions with Brierley & Partners, E-Rewards, Inc., Arista Records and The Walt Disney Company. In nominating Mr. Hamlin to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions he has held with retail service companies, as well as his extensive experience in marketing, branding strategy and customer engagement.

        William Montalto, age 70, has served as a director of Tuesday Morning since June 2013. Mr. Montalto served as a consultant to Tuesday Morning pursuant to a consulting agreement from July 1, 2016 to October 31, 2016. Prior to that, from January 1, 2016 through June 30, 2016, Mr. Montalto was an employee of Tuesday Morning in an interim position as Assistant to the Chief Executive Officer to assist in the search and hiring of the Chief Information Officer and Head of Supply Chain. From August 20, 2015 through December 31, 2015, Mr. Montalto served as a consultant to Tuesday Morning. Mr. Montalto served in various positions with Sterling Jewelers, the U.S. division of Signet, a specialty jewelry retailer, from 1986 to 2012. Mr. Montalto served as Executive Vice President and Chief Operating Officer of Sterling Jewelers from 2006 until his retirement in June 2012, and he previously served as Executive Vice President and Chief Administrative Officer of the division from 2002 until 2006 and in various other capacities with the division prior to 2002. Prior to joining Sterling, Mr. Montalto served as a retail management consultant for Coopers & Lybrand (now PricewaterhouseCoopers) from 1980 to 1986, where he led significant systems planning and development consulting engagements for a variety of major retailers. In nominating Mr. Montalto to serve as a director of the Company, the Board of Directors considered his operational expertise and extensive knowledge in all aspects of retailing including information technology, real estate and marketing.

        Sherry M. Smith, age 56, has served as a director of Tuesday Morning since April 2014. Ms. Smith served in various positions with Supervalu Inc., a grocery retailer and food distributor, from 1987 to 2013. Ms. Smith served as Chief Financial Officer and Executive Vice President of Supervalu Inc. from December 2010 until August 2013, and she previously served as Senior Vice President, Finance from 2006 until 2010, Senior Vice President, Finance and Treasurer from 2002 until 2005, and in various other capacities with Supervalu Inc. prior to 2002. Prior to joining Supervalu Inc., Ms. Smith held various positions with McGladrey LLP, a public accounting firm. Ms. Smith has served on the board of directors of Deere & Company, a manufacturer and distributor of agricultural, turf, construction and forestry equipment, since December 2011, and currently serves as a member of the audit committee and finance committee. Ms. Smith has also served on the board of directors of Realogy Holdings Corporation since December 2014, and currently serves on its audit committee. Ms. Smith has served on the board of directors of Piper Jaffrey Corp since January 2016, and currently serves on its compensation committee and audit committee. Since January 2015, Ms. Smith has served on the Financial Accounting Standards Advisory Council (FASAC), a group that advises the Financial Accounting Standards Board (FASB) on strategic issues, project priorities and other matters. In nominating Ms. Smith to serve as a director of the Company, the Board of Directors considered her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight, and her subject matter knowledge in the areas of finance and accounting and other board experience.

        Jimmie L. Wade, age 63, has served as a director of Tuesday Morning since July 2014. Mr. Wade served on the board of directors and Finance Committee of Advance Auto Parts, Inc., an auto parts distributor ("Advance"), from September 2011 through May 2016 and also provided strategic leadership to the company during that period. Mr. Wade joined Advance in February 1994 and served as President from October 1999 through May 2005 and from January 2009 until December 2011. He also held several other key senior executive roles with Advance at various times including Executive Vice President, from May 2005 to December 2008, and Chief Financial Officer from March 2000 to August 2003. Before joining Advance, Mr. Wade worked for S.H. Heironimus, Inc., a regional department store, as Vice President, Finance and Operations. Earlier in his career, Mr. Wade held positions with American Motor Inns, Inc. and KPMG LLP. Mr. Wade also serves on the board of directors, audit committee, and nominating and governance committee of Lumber Liquidators, Inc., a specialty retailer of hardwood flooring. In nominating Mr. Wade to serve as a director of the Company, the Board of Directors considered his extensive experience as a senior executive and director of leading publicly-traded specialty retailers, and his subject matter knowledge in the areas of finance and accounting.

        Richard S Willis, age 57, has served as a director of Tuesday Morning since July 2012. Since January 2016, Mr. Willis has served as the Chief Executive Officer, President and a Director of Pharmaca Integrative Pharmacies, an innovative retail pharmacy that combines traditional pharmacy services with natural health and beauty products and expert practitioners. From September 2011 through December 2015, Mr. Willis served as the President and Chief Executive Officer and as a director of Speed Commerce, Inc. (formerly Navarre Corporation), one of the nation's largest omni channel, pure play, end-to-end e-commerce solution providers. Mr. Willis previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories, from January 2011 to September 2011. From 2009 to 2011, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, Mr. Willis was President and Chief Executive Officer of Baker & Taylor Corporation, a global distributor of books, DVDs and music. Previously, Mr. Willis served as Chairman, President and Chief Executive Officer of Troll Communications and President and Chief Executive Officer of Bell Sports. Mr. Willis served four terms as Chairman of the Board of Regents at Baylor University. In nominating Mr. Willis to serve as a director of the Company, the Board of Directors considered his considerable executive leadership experience across multiple industries, including distribution businesses that serve retailers and their suppliers, and his significant expertise in operating businesses and directing transformative plans, including executive level experiences of more than 20 years in retail and manufacturing industries.

        Your vote is extremely important. The Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board's nominees. The Board of Directors does NOT endorse any Jeereddi nominees and urges you NOT to sign or return any proxy card you receive from Jeereddi, even as a protest vote against Jeereddi. The Company is not responsible for the accuracy of any information provided by or relating to Jeereddi or its nominees contained in solicitation materials filed or disseminated by or on behalf of Jeereddi or any other statements Jeereddi may make.

        In addition to the information set forth above, Exhibit A sets forth information relating to our directors, nominees for director, and certain of our officers and other employees who are considered "participants" in our solicitation under the applicable Securities and Exchange Commission (the "SEC") rules and regulations by reason of their position as directors or nominees or because they may be soliciting proxies on our behalf.

 PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials. This proposal, commonly referred to as a "say on pay" proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers.

        The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

        As described in more detail below under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including equity awards that vest over certain time periods and performance-based equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Please read the "Compensation Discussion and Analysis," compensation tables and narrative discussion sections of this Proxy Statement below for additional details about our executive compensation program, including information about the fiscal 2017 compensation of our named executive officers.

        We believe a significant amount of total compensation should be in the form of short-term and long-term incentive awards to align compensation with our financial and operational performance goals as well as individual performance goals. We continually evaluate the individual elements of our executive compensation program in light of market conditions and governance requirements and make changes where appropriate for our business. We believe that the core of our executive compensation program provides opportunities to reward high levels of individual and Company performance and will help drive the creation of sustainable stockholder value.

        The Compensation Committee, which is responsible for determining the compensation of our executive officers, is comprised solely of non-employee directors who satisfy the independence requirements under NASDAQ rules and will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executives to achieve the Company's business strategies and objectives.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In addition to requiring an advisory vote on executive compensation, Section 14A of the Exchange Act also requires that at least once every six years, we provide stockholders with the opportunity to vote on how frequently we should seek future advisory votes on executive compensation. In 2011, our Board of Directors recommended and our stockholders voted overwhelmingly in favor of holding an annual advisory vote on executive compensation.

        By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they desire, abstain from casting a vote on this proposal.

        The Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company's efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

        Our Compensation Committee carefully considers executive compensation program decisions each year, taking stockholder feedback into account in making these decisions. Accordingly, the Board of Directors believes that an annual advisory vote on executive compensation is an important part of our executive compensation process.

        This vote is advisory and not binding on the Company or the Board of Directors. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

        The Board of Directors unanimously recommends that you vote for the option of every "1 YEAR" as the preferred frequency for advisory votes on executive compensation.

 PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 19, 2017, the Audit Committee selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018. Although SEC regulations and the NASDAQ listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders if the Audit Committee deems termination to be necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

 CORPORATE GOVERNANCE

Director Nomination

        The Nominating and Governance Committee of the Board of Directors is responsible for providing oversight as to the identification, selection and qualification of candidates to serve as directors of the Company and will recommend to the Board candidates for election or re-election as directors (or to fill any vacancies on the Board). The members of the Nominating and Governance Committee are Terry Burman, as Chair, Barry S. Gluck and Richard S Willis. Each of the members of the Nominating and Governance Committee is an independent director under applicable NASDAQ rules. The Nominating and Governance Committee Charter is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee will take into account the following attributes and qualifications: (1) relevant knowledge and mix of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) whether the candidate has any of the following qualities: financial expertise, general knowledge of the retail industry, and Chief Executive Officer, Chief Financial Officer or other senior management experience. In addition, although the Nominating and Governance Committee does not have a formal diversity policy in place for the director nomination process, diversity is an important factor in the Nominating and Governance Committee's consideration and assessment of a candidate, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time. In addition, no person may be considered as a candidate for nomination as a director of the Company if (i) during the last ten years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same or (ii) during the last ten years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Nominating and Governance Committee will recommend to the Board candidates for re-election as directors. The Nominating and Governance Committee may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific or minimum qualities a candidate must have to be recommended as a director nominee by the Nominating and Governance Committee.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The Nominating and Governance Committee will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will evaluate a candidate proposed by any single stockholder (or group of stockholders) that beneficially owns our Common Stock provided that the information regarding the potential candidate or candidates has been timely given to the Company. In order to be considered by the Nominating and Governance Committee for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for notice of the intention to nominate directors at the meeting. The notice should set forth (a) as to each person whom the stockholder proposes as a potential candidate for director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder of record, as they appear on the Company's books, of the beneficial owners, if any, and, if such stockholder or beneficial owner is an entity, the persons controlling such entity, proposing such nomination, (ii) the class and number of shares of the Company which are held of record and beneficially by such stockholder and control persons and a description of certain agreements, arrangements or understandings among the stockholder, beneficial owners or control persons (and a representation to notify the Company of any such agreements, arrangements or understandings in effect as of the record date of the meeting), (iii) a representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy, and (iv) a representation whether the stockholder or the beneficial owner or control person, if any, will engage in a solicitation with respect to the nomination and, if so, certain information concerning the solicitation. All candidates (whether identified internally or by a stockholder) who, after evaluation and recommendation by the Nominating and Governance Committee, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        In addition to submitting potential candidates for consideration by the Nominating and Governance Committee, any stockholder of the Company may nominate one or more individuals for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters, in the form specified in the Bylaws, by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

        Each of the nominees for director, other than Mr. Gluck, served as a director prior to the last annual meeting of stockholders. The Nominating and Governance Committee identified Mr. Gluck as a director candidate through a third party search firm retained by the Board of Directors.

Director Independence

        NASDAQ listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that six of the eight directors are independent. Mr. Becker is not independent due to his relationship with the Company as Chief Executive Officer. The Board determined that Mr. Montalto is not independent due to the services that he provided between August 2015 and October 2016 in various capacities. In determining that Mr. Burman is independent, our Board considered his prior service as a member and Vice Chairman of the Office of the Chairman as described below, and determined that such service would not interfere with his independence because he received no compensation for such service, served only in an advisory role and did not perform any management or executive functions. As prescribed by NASDAQ rules, the independent directors have regularly scheduled meetings without management present.

Independent Chairman of the Board

        The Company had different individuals serving as its Chief Executive Officer and Chairman of the Board from 2000 until September 2015 and, effective December 2015, reestablished the separation of these roles. In connection with the retirement of the Company's Chief Executive Officer in September 2015, the Board appointed Mr. Becker, the then-serving Chairman of the Board, to serve as Executive Chairman of the Company, in which role Mr. Becker continued his duties as Chairman of the Board and also served as the interim principal executive officer of the Company. In September 2015, the Board also created a new Office of the Chairman to provide oversight to the Company's strategic initiatives until the Board hired a new Chief Executive Officer. The Office of Chairman was led by Mr. Becker, as Executive Chairman, and included Mr. Burman as Vice Chairman, Melissa Phillips, in her capacity as the Company's President and Chief Operating Officer, and Phillip Hixon, in his capacity as the Company's Executive Vice President, Store Operations. At the same time, the Board also appointed Mr. Burman to serve as Lead Independent Director. The Board determined that this leadership structure was appropriate and in the best interests of the Company and its stockholders at that time because it provided strong executive leadership through the Executive Chairman together with independent leadership of the independent directors through the Lead Independent Director.

        In December 2015, the Board appointed Mr. Becker as the Company's new Chief Executive Officer and eliminated the office of Executive Chairman and dissolved the Office of Chairman. The Board also appointed Mr. Burman as independent Chairman of the Board and eliminated the position of Lead Independent Director. The separation of the roles of Chairman of the Board and Chief Executive Officer is designed to allow our Chief Executive Officer, Mr. Becker, to focus on the day-to-day management of the Company's business and our independent Chairman of the Board, Mr. Burman, to focus on the continued development of a high-performing Board, including (1) ensuring the Board remains focused on the Company's long-term strategic plans, (2) developing Board agendas, (3) working with Company management to ensure the Board has timely and adequate information, (4) coordinating Board committee activities, (5) supporting the Chief Executive Officer and (6) ensuring effective stakeholder communications. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board's oversight responsibilities continue to grow. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors' Role in Risk Oversight

        Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company's risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

        The Board of Directors oversees the Company's policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures. Accordingly, the Board of Directors periodically reviews the risks associated with the various departments within the Company, in addition to its other duties. The Board of Directors receives information from Board committees, management and advisors regarding the Company's risk management process and system, the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks.

Communication with the Board of Directors

        Stockholders may communicate with one or more members of the Board in writing by regular mail. The following address may be used by stockholders who wish to send such communications:

  Board of Directors
  c/o Secretary
  Tuesday Morning Corporation
  6250 LBJ Freeway Dallas,
  Texas 75240

        Such communication should be clearly marked "Stockholder-Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit such stockholder's correspondence to the Chairman of the Board (on behalf of the Board) or to any specific committee, director or directors to whom the correspondence is directed.

Code of Business Conduct

        We have adopted a "Code of Business Conduct" that establishes the business conduct to be followed by all of our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Senior Financial Officers"), and all of our employees and members of our Board and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business. Amendments to and waivers from the Code of Conduct with respect to the Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Conduct with respect to our Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Conduct with respect to the Senior Financial Officers during the fiscal year ended June 30, 2017. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents".

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2017, the Board of Directors held 7 meetings. Each of our directors attended 75% or more of the Board and committee meetings held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). Directors are encouraged to attend the Company's annual meeting of stockholders. All of the directors then serving on the Board attended the Company's 2016 Annual Meeting of Stockholders meeting held on November 16, 2016.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

        The Audit Committee has three members and met 8 times during the fiscal year ended June 30, 2017. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The Audit Committee is currently comprised of Richard S Willis, as Chair, Jimmie L. Wade and Frank M. Hamlin. The Board of Directors has determined that Messrs. Willis and Wade each qualify as an "audit committee financial expert" as defined by applicable SEC rules and has designated each as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Audit Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Audit Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  establish policies and procedures for reviewing and approving the appointment, compensation, retention and oversight of our independent registered public accounting firm;

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  review and discuss with our independent registered public accounting firm, internal auditors and management the adequacy and effectiveness of the Company's system of internal controls;

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  review the scope and results of our independent registered public accounting firm's audit of the Company's annual financial statements, accompanying footnotes and audit report;

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  pre-approve all audit and permissible non-audit fees;

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  review and discuss with management and the registered independent public accounting firm of the Company the annual and quarterly consolidated financial statements of the Company and related disclosures;

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  review and discuss with management and the registered independent public accounting firm of the Company significant issues regarding accounting principles and financial statement presentations;

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  review, approve and ratify related party transactions; and

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  perform other functions or duties deemed appropriate by the Board.

        The Audit Committee has authority under its charter to retain any independent counsel, experts or advisors (accounting, financial, legal or otherwise) that the Audit Committee believes to be necessary or appropriate to assist in the fulfillment of its responsibilities. At each meeting, the Audit Committee meets in executive session in which only independent directors are present. The Audit Committee also meets independently with the Company's independent registered public accounting firm.

Compensation Committee

        The Compensation Committee has three members and met 8 times during the fiscal year ended June 30, 2017. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Compensation Committee is currently comprised of Sherry M. Smith, as Chair, Frank M. Hamlin and Jimmie L. Wade. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Compensation Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  review and approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine the compensation of our Chief Executive Officer based on this evaluation;

  •
  review and approve compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Company;

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  review and assess the results of any stockholder advisory vote with respect to the Company's executive compensation;

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  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to directors, executive officers and other key employees of the Company; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Compensation Committee also oversees the Company's stock ownership guidelines for non-employee directors and certain executive officers.

        Compensation Committee meetings have been regularly attended by the Chief Executive Officer. At each meeting, the Compensation Committee meets in an executive session in which only independent directors are present. None of the executive officers are present during voting or deliberations on his or her compensation.

        The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. See "Executive Compensation—Compensation Discussion and Analysis—How Compensation Decisions Are Made—The Role of the Executive Compensation Consultant" below for more information regarding the role of the compensation consultant utilized by the Compensation Committee. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to NASDAQ rules and federal securities laws and regulations, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under federal securities laws and regulations regarding conflicts of interest with respect to such advisors.

Nominating and Governance Committee

        The Nominating and Governance Committee has three members and met 4 times during the fiscal year ended June 30, 2017. The Nominating and Governance Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Nominating and Governance Committee is currently comprised of Terry Burman, as Chair, Richard S Willis and Barry Gluck. The Board adopted a charter for the Nominating and Governance Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Nominating and Governance Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  evaluate and recommend to the Board from time to time as to changes that the Nominating and Governance Committee believes to be necessary, appropriate or desirable with respect to the size, composition, and functional needs of the Board;

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  periodically review the Company's Certificate of Incorporation and Bylaws and make recommendations to the Board as they relate to corporate governance matters;

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  develop and recommend to the Board specific guidelines and criteria for screening and selecting nominees to the Board, including any director nominations submitted by the Company's stockholders;

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  provide oversight as to the identification, selection, and qualification of candidates for the Board, including interviewing and evaluating new candidates for the Board;

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  recommend to the Board candidates for election or re-election as directors or to fill any vacancies on the Board;

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  recommend to the Board candidates for appointment to the standing committees of the Board in accordance with the policies and principles in such committees' charters and taking into consideration such other factors as it deems necessary, appropriate or desirable;

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  oversee and approve the management continuity planning process and make recommendations to the Board regarding CEO and other executive officer succession;

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  periodically review and assess the Company's corporate governance principles and make recommendations to the Board for changes as deemed necessary, appropriate or desirable; and

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  perform other functions or duties deemed appropriate by the Board.

        The Nominating and Governance Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

EXECUTIVE OFFICERS

        The following sets forth certain information about our executive officers, other than Mr. Becker, our Chief Executive Officer, whose biographical information is included above under "Proposal No. 1—Election of Directors."

Stacie R. Shirley

        Ms. Shirley, age 48 has served as the Company's Executive Vice President, Chief Financial Officer and Treasurer since January 2016. Prior to joining the Company, Ms. Shirley served as an executive officer of Neiman Marcus Group LTD LLC, a luxury fashion retailer, serving as Senior Vice President, Finance and Treasurer from September 2010 until December 2015 and Vice President, Finance and Treasurer from December 2001 until September 2010. In her most recent position with Neiman Marcus Group, Ms. Shirley's areas of responsibility included finance, capital markets and treasury operations, capital planning and forecasting, credit operations, investor relations, risk management and internal audit. Prior to joining Neiman Marcus Group, Ms. Shirley served in various capacities at CompUSA Inc. from 1993 to 2001, including serving as Vice President, Finance and Treasurer from 1999 to 2001. Ms. Shirley began her career as an accountant with Ernst & Young in 1990 and is a certified public accountant.

Phillip D. Hixon

        Mr. Hixon, age 63, has served as the Company's Executive Vice President, Store Operations since September 2015 and served as a member of the Office of Chairman from September 2015 until the dissolution of that office in December 2015. From June 2014 to September 2015, Mr. Hixon served as the Company's Senior Vice President, Store Operations, and from September 2013 to June 2014, Mr. Hixon served as the Company's Vice President, Store Planning. Prior to joining the Company, Mr. Hixon served as Vice President of Business Development of Merchco Services, Inc., a provider of retail store development and support services, from June 2012 until August 2013. From 2011 until 2012 and 2005 until 2006, Mr. Hixon owned and served as principal of Diversified Resources LLC, where he developed and implemented programs for clients in the areas of strategic planning, effective business practices, process enhancement and organizational effectiveness. From 2009 until 2011, Mr. Hixon served in the Department of Strategy and Innovation of Petco Animal Supplies Inc., a specialty retailer of pet supplies. From 2006 until 2009, Mr. Hixon held various executive positions with Duckwall-Alco Stores Inc., a retail chain, including Senior Vice President, Store Operations, Real Estate, Store Development and Senior Vice President, Merchandising. Mr. Hixon served as Vice President, Store Development for Michaels Stores, Inc., a national arts and crafts specialty retailer, from 1987 until 2005.

Trent E. Taylor

        Mr. Taylor, age 60, has served as the Company's Senior Vice President, Chief Information and Inventory Management Officer since June 2017. From January 2017 to June 2017, Mr. Taylor served as the Company's Senior Vice President, Chief Information and Supply Chain Officer, and from April 2016 to January 2017, Mr. Taylor served as the Company's Senior Vice President, Chief Information Officer. Prior to joining the Company, Mr. Taylor served as Chief Information Officer of hhgregg, a retailer of consumer electronics and home appliances from September 2011 until March 2016. From November 1992 until 2009, Mr. Taylor served in various roles for the Walgreen Company including Chief Information Officer and Executive Vice President of e-commerce.

Belinda J. Byrd-Rohleder

        Ms. Byrd-Rohleder, age 54, has served as the Company's Senior Vice President, General Merchandising Manager since January 2017 and served as Vice President, Division Merchandising Manager from June 2015 until January 2017. Prior to joining the Company, Ms. Byrd-Rohleder served as the Senior Vice President of Arden Companies from August 2012 until May 2014. From February 2010 until January 2012, Ms. Byrd-Rohleder served as the Senior Vice President, General Merchandise Manager for Home and Hardlines at Shopko, a regional mass merchant. Prior to joining Shopko, Ms. Byrd-Rohleder was the Senior Vice President at HSN for Home and Apparel/Accessories from

August 2006 to July 2008. Prior to joining HSN, Ms. Byrd-Rohleder held the role of VP/GMM of Soft Home for Sears Holdings (both Kmart and Sears companies) from May 2004 to August 2006. Prior to Sears Holdings Ms. Byrd-Rohleder served in various roles with Kmart Corporation from 1994 to 2004, including Divisional Vice President of Soft Home and Senior Buyer of numerous home businesses, including Home Textiles, Housewares and Furniture.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes our compensation policies, principles and practices and presents a review and analysis of executive compensation earned in fiscal 2017 by our named executive officers (NEOs). This discussion and analysis also contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Fiscal 2017 Financial and Business Review

        Retail industry performance, in general, has been very challenging in most sectors in 2017. We believe Tuesday Morning, as an off-price retailer, has strong potential for long term growth along with the rest of the segment. We believe Tuesday Morning is in the right business and is working to capitalize on the opportunity that the off-price segment offers.

        Some of our financial and business highlights for the fiscal year include:

  •
  Net sales were $966.7 million, compared to $956.4 million for fiscal 2016.

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  Comparable store sales increased 2.2% compared to the same period a year ago.

  •
  Fiscal 2017 net sales were negatively impacted by lower than plan store level inventories for a portion of the year due to the supply chain challenges experienced during the year, as well as 20 fewer stores.

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  During fiscal 2017, we continued to implement our strategy of improving store locations and the in-store experience for our customers, which included (i) closing less productive stores with limited foot traffic and relocating some of these stores to, or opening new stores in, better locations with footprints that are on average three to five thousand square feet larger, (ii) expanding some existing stores to a larger footprint, and (iii) improving the finishes in these relocated, new and expanded stores.

  •
  Sales at the 52 stores relocated during the past 12 months increased approximately 52% on average for fiscal 2017 as compared to fiscal 2016 and contributed approximately 290 basis points of comparable store sales growth.

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  The Company's operating loss for fiscal 2017 was $32.3 million, compared to operating income of $2.4 million for fiscal 2016.

  •
  The Company reported a net loss of $32.5 million, or $0.74 per share, for fiscal 2017 compared to net income of $3.7 million, or $0.08 per share, in the prior year period.

        Tuesday Morning has taken significant steps to improve our business operations and financial performance. During the fiscal year, we benchmarked our progress against six top priorities, which are regularly discussed at executive team meetings and are included in both job performance and short-term incentive plan objectives.

  •
  While we experienced supply chain challenges in fiscal 2017 in connection with the implementation of the Phoenix distribution center, the new distribution center is operating effectively and costs throughout our entire supply chain are improving. The Dallas distribution center performance has significantly improved and is exceeding many of our internal efficiency metrics. These efforts are expected to continue to bring costs down over time.

  •
  We have had improvement in working capital management. During the fourth quarter, we reduced our inventory balance and have reduced borrowings on our bank line compared to the third quarter of fiscal 2017. The reduction in our inventory balance was largely the result of improvements in the efficiency of our supply chain, a decrease in cycle times and reduction in the amount of inventory held in our distribution centers. We have increased our inventory turn and expect that progress to continue.

  •
  We believe we continue to experience strong results from the execution of our real estate strategy. Our new real estate, including store relocations, new stores and expansion stores, continue to be top producers and we remain focused on upgrading our portfolio while managing the costs associated with this program.

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  We have increased the effectiveness of our marketing dollars. Our marketing efforts are focused on driving customer engagement. We partnered with a new advertising agency to roll out a new advertising campaign in the first quarter of fiscal 2018. We have also improved our data capture and significantly increased our customer database.

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  We have improved our merchandise assortment. The overall retail environment has allowed us to enter into some new vendor relationships and add new brands to our product mix. We have been very focused on improving store level turn by driving a compelling product assortment with a sharp value proposition and carefully managing our weeks of supply.

  •
  And finally, cost control. We completed a headcount reduction in our corporate office and a consolidation of our field operations. As a result, we have a lean organization that is well-positioned to deliver improved results.

Our Compensation Philosophy

        Our compensation program is designed to motivate long-term growth, to hold executives accountable for key annual results year-over-year and to support executive recruitment and engagement. This philosophy includes the following:

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  A significant portion of our executives' total direct compensation is based on our performance and improving stockholder value. This philosophy is reflected in the design of both our short-term cash incentive program as well as our long-term equity incentive program.

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  Our compensation program attempts to better align the interests of executives and stockholders through performance-based compensation and equity compensation. We have stock ownership guidelines for executives.

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  Our compensation program is also designed to attract and retain talented executives who are committed to our future success.

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  We consider all relevant factors to determine an executive's compensation, and manage individual total compensation around the median of the market as determined by peer group analysis and an evaluation of the broader retail industry.

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  Our program provides incentives for performance by giving individual executives the opportunity to earn more or less than targeted compensation levels based on actual performance.

What We Do & What We Don't Do

        The table below highlights certain of our current compensation practices, including the practices we have implemented because we believe they support stockholder return and certain practices we have not implemented because we do not believe they would serve our stockholders' long term interests.

 Compensation Governance—What We Do & What We Don't Do

✓ What We Do	✗ What We Don't Do

✓ Annual "Say on Pay" vote	✗ No formal employment agreements other than the CEO
✓ Pay for performance culture, emphasis on performance-based compensation	✗ No discretionary bonuses paid to permanent NEOs when performance results are below threshold performance
✓ Executive ownership guidelines	✗ No tax gross-up upon change-in-control
✓ Executive equity retention/holding requirements	✗ No re-pricing of stock options
✓ Manage compensation risk by using a variety of financial metrics in pay programs and capping payouts	✗ No across-the-board pay increases
✓ Hedging/pledging policies	✗ No formal non-qualified benefits or perquisite programs
✓ Use of independent compensation consultant	✗ No hedging or pledging of stock
✓ Evaluate our peer group and pay positioning

        At the fiscal 2016 annual stockholder meeting, in addition to approving an additional 2,500,000 shares for the plan to support ongoing competitive equity grants to participants, the following amendments were approved for 2014 Long-Term Incentive Plan:

  •
  Removing the liberal share recycling provision for awards granted pursuant to the 2014 Plan.

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  Reducing the number of shares exempt from minimum vesting requirements from 10% to 5% and requiring that vesting of any stock option awards may not occur sooner than 1 year following grant, or if earlier, the participant's death, total and permanent disability, retirement or, in the two-year period following a change in control, if the participant is terminated without cause or a participant terminates his or her service for good reason.

  •
  Eliminating the Board's discretion to accelerate the vesting of outstanding and unvested awards upon a change-in-control and require a "double-trigger" for vesting whereby such awards would only accelerate in full if a participant is terminated without cause or a participant terminates his or her service for good reason on or within two years after a change in control. In connection with the cash-out of awards in a change of control where the acquirer or surviving or resulting corporation does not agree to assume such awards, the Board may cancel unvested portions of such awards for no consideration unless otherwise determined by the Board.

  •
  Including a robust clawback policy that will authorize the recovery of gains from all or most equity awards in the event of certain financial restatements.

        The Board believes that these approved changes, in addition to the existing provisions in the 2014 Plan, serve the interests of our stockholders better, support effective governance and further demonstrate reasonable use of the shares.

Our Named Executive Officers

        For fiscal 2017, our NEOs included the following persons, reflecting the changes in our leadership team during the fiscal year:

Named Executive Officer	Position
Steven R. Becker	Chief Executive Officer and President
Stacie R. Shirley	Executive Vice President, Chief Financial Officer & Treasurer
Phillip D. Hixon	Executive Vice President, Store Operations
Trent E. Taylor	Chief Information Officer and Senior Vice President, Inventory Management
Belinda J. Byrd-Rohleder	Senior Vice President and General Merchandising Manager
Melissa Phillips	Former President and Chief Operating Officer

        In January 2017, the Company eliminated the Chief Operations Officer position and it was mutually agreed Ms. Phillips would resign from her position effective immediately.

How Compensation Decisions Are Made

        The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing the development and administration of our executive compensation programs. Annually, the Compensation Committee reviews executive compensation programs and practices relative to our performance and market trends and practices.

        The Compensation Committee establishes the design of all executive remuneration programs, including those for our Chief Executive Officer. The Compensation Committee reviews and approves annual pay targets, sets financial and business metrics for performance plans, and approves final payout levels for executive officers within the Compensation Committee's scope.

  The Role of the Executive Compensation Consultant

        The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. Since December 2013, the Compensation Committee has engaged Hay Group, Inc., now known as Korn Ferry Hay Group, as its outside compensation consultant. For 2017, Korn Ferry Hay Group assisted the Compensation Committee with:

  •
  advice and analysis on the design, structure and level of executive and director compensation;

  •
  review of market survey and proxy compensation data for benchmarking;

  •
  advice on the external retail environment and evolving compensation trends;

  •
  peer group review and analysis;

  •
  review of current and past retail practices on broad-based and performance-based pay in a market downturn; and

  •
  assistance with continuing regulatory compliance and changes regarding compensation matters.

        Korn Ferry Hay Group attends the Compensation Committee meetings, including executive sessions. Although Korn Ferry Hay Group works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Korn Ferry Hay Group.

        In December 2015, Hay Group was acquired by Korn Ferry, an organizational advisory and executive search firm. Prior to the public announcement of Korn Ferry's pending acquisition of Hay

Group, our management, with the approval of our Compensation Committee, engaged Korn Ferry for services in addition the executive and director compensation services provided by Hay Group, primarily consisting of executive recruitment services. During fiscal 2017, a total of $233,323 was paid to Korn Ferry Hay Group. These costs include $101,000 paid to Korn Ferry Hay Group as the Compensation Committee's compensation consultant in fiscal 2017, $7,500 for the PayNet online compensation survey subscription, $107,323 for residual executive recruitment services expenses from fiscal 2016, and $17,500 for executive coaching services.

        Following a review of the independence of Korn Ferry Hay Group, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Korn Ferry Hay Group. The Compensation Committee re-engaged Korn Ferry Hay Group as its outside consultant for executive and director compensation matters for fiscal 2017. The committee has a policy that states that any projects done with Korn Ferry Hay Group outside of board and executive compensation activities must be reviewed and approved by the Committee.

  The Role of Management

        In reviewing and making compensation decisions, the Compensation Committee also relies on the CEO's view of the business, people strategy, and performance of the other senior executives. Certain members of our management meet periodically with Korn Ferry Hay Group at the direction of the Compensation Committee to ensure the consultants have the information they need to advise the Compensation Committee. The compensation consultant works directly with the Compensation Committee on CEO compensation.

  Our Use of Compensation Peer Group Analysis

        We typically review peer group information in making compensation determinations. In fiscal 2017, the Compensation Committee conducted a comprehensive review of our peer group to assure that it provides a relevant comparison to the market. The Compensation Committee considered a number of factors in determining the appropriate peer group including: similar size in terms of revenue (1/2x to 2x our revenue), financial performance (market capitalization, profitability, and gross margin), and business model (e.g., retail, hard goods retail, household goods retail, and off-price retail, number of stores, number of employees). Companies may still be considered for inclusion in the peer group even if they do not meet all of the criteria. The Compensation Committee, with advice from Korn Ferry Hay Group, elected to make the following changes to our peer group in fiscal 2017:

Company	Action
Ollie's Bargain Outlet	Add
Gordmans (bankruptcy)	Remove

        Our current peer group includes the following companies:

Fiscal 2016 Peer Group
Big 5 Sporting Goods	Shoe Carnival
Cato Corp	Five Below
Fred's	Ollie's Bargain Outlet
Haverty Furniture	Hibbett Sports
Kirkland's	La-Z-Boy
Vitamin Shoppe	Pier 1 Imports
Restoration Hardware	Stage Stores
Stein Mart

  Results of Fiscal 2016 Advisory Vote on Executive Compensation

        At our 2016 annual stockholders' meeting, 88% of our stockholders who voted on our "Say on Pay" advisory proposal voted in favor of our executive compensation program, up from approximately 86% in the prior year.

        Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee took the results of the stockholder vote into consideration when determining its approach to future compensation decisions.

Fiscal 2017 Compensation Program and Payouts

  Summary

  •
  Consistent with fiscal 2016, we continued to provide the same three basic elements of executive compensation in fiscal 2017, consisting of base salary, short-term cash incentive compensation and long-term equity compensation, with limited changes other than those relating to our management changes and business initiatives as discussed below.

  •
  Our top priority continued to be to make investments in the business and create operational changes and improvements to our processes and procedures in order to create sustainable profitability. As a result, for fiscal 2017 the majority of the compensation objectives, pay programs and pay practices aligned pay with actual Company financial and operational performance.

  •
  The Compensation Committee targets base salary, short-term cash incentive opportunities and long-term equity awards generally around the median of the market.

  •
  Primarily as a result of supply chain challenges we experienced for a portion of fiscal 2017 while implementing our new Phoenix distribution center, we did not meet our short-term threshold operating income goal, and therefore no incentive awards were earned under the revised incentive plan.

  •
  In consultation with its independent compensation consultant, the Compensation Committee decided to make a number of proactive enhancements to the executive compensation program for fiscal 2018 in order to better align executive rewards with stockholder value creation. These changes are discussed in further detail below under "Fiscal 2018 Compensation Enhancements".

  Pay Mix

        Our executive pay programs emphasize pay-at-risk. The charts below represent the targeted mix of pay between base salary, short-term incentives and long-term equity incentives for our current CEO and other active NEOs for fiscal 2017:

CEO	Other NEOs

  Components of Compensation

  Base salary

        Upon joining Tuesday Morning, an executive's base salary level is determined using a combination of internal and external factors. Generally, base salaries are initially set based around the median value of the position in the market and the executive's experience. Given our emphasis on pay-at-risk, subsequent base salary increases are generally based on annual market movement and individual performance. The Compensation Committee receives input from the Board of Directors regarding our CEO's performance and the Committee receives input from the CEO on the other NEOs' performance.

        Based upon the factors described above, the Compensation Committee made the following base salary determinations for fiscal 2017:

  •
  Mr. Becker's salary was determined by the Compensation Committee after completion of a peer group analysis by its independent consultant. Korn Ferry Hay Group conducted a detailed analysis of CEO compensation that included both a comparison of each CEO's pay within our proxy peer group as well as an evaluation of the broader retail industry. See "Chief Executive Officer Compensation" below.

  •
  Ms. Phillips received a budgeted merit increase in base salary from $425,000 to $435,625 for her work achievements over the prior fiscal year performance period.

  •
  Ms. Shirley received a prorated merit increase based on her time with the Company and her contributions to date.

  •
  Mr. Hixon received a base salary increase for the strategic direction he has provided to the stores organization to execute on our real estate, merchandising, and supply chain programs.

  •
  Mr. Taylor joined the Company in the last quarter of fiscal 2016 and therefore did not receive a merit pay increase; however, because of Mr. Taylor's prior experience with Supply Chain operations, he was promoted to CIO and SVP Supply Chain in January 2017. As a result of this change, his pay increased from his hire rate of $315,000 to $340,000 commensurate with the additional scope of responsibility. Later in the year, his job responsibilities were refined and he became responsible for Inventory Management which includes the Planning and Allocation functions as well as continued responsibility for Information Technology.

  •
  Ms. Byrd-Rohleder joined the Company in June 2015 as a Vice President and Division Merchandising Manager. With the elimination of Melissa Phillip's position and her departure in January 2017, Ms. Byrd-Rohleder, was promoted to Senior Vice President, General Merchandising Manager. In recognition of the promotion, Ms. Byrd was given a promotional increase from $221,450 to $270,000.

Named Executive Officer	Fiscal 2016 Annual Base Salary	Fiscal 2017 Annual Base Salary
Steven R. Becker	$700,000	$717,500
Stacie R. Shirley	$400,000	$404,167
Phillip D. Hixon	$300,000	$306,000
Trent E. Taylor	$315,000	$340,000
Belinda J. Byrd-Rohleder	$221,450	$270,000
Melissa Phillips	$425,000	$435,625

  Annual Cash Incentive Plan

        Our Annual Cash Incentive Program is designed to recognize short-term operational and financial performance. Individual target award levels are reviewed and approved by the Compensation Committee within the first 90 days of the performance period to the extent practicable. The target award levels are determined based on guidance from our independent compensation consultant's annual total compensation survey using external market data for comparable positions at our peer companies and in the market. Earned incentives are paid in cash at the end of the performance period. The executive must be employed by us at the time the awards are paid to earn an award.

        Under the fiscal 2017 Annual Cash Incentive Plan, participants had the opportunity to earn a target bonus payout as a percentage of incentive-eligible base salary. For 2017, the Compensation Committee determined that each NEO's annual cash incentive payments would be based on achievement of adjusted Operating Income goals (80% of total) and achievement of certain strategic and personal objectives important for the Company to achieve its business plan (20% of total). Actual earned awards could range from 0% to a maximum of 200% of their target award opportunity. The Committee also established that all annual cash incentive payments would be subject to a minimum Operating Income performance hurdle. Executive payments are based on threshold, target, and maximum Operating Income targets as well as strategic and personal objective performance levels and are subject to reduction at the discretion of the Compensation Committee.

Weighting	Metric
80%	Operating Income, as adjusted
20%	Strategic and Individual Objectives

        The objective metric and performance levels at threshold, target and maximum for Operating Income under the 2017 Annual Cash Incentive Plan are shown below:

	Threshold Performance Level	Target Performance Level	Maximum Performance Level
		(in millions)
Operating Income, as adjusted	$5.5	$10.9	$13.6

        In the event the threshold performance level for Operating Income is not achieved, no bonus is payable under the 2017 Annual Cash Incentive Plan.

        In addition to the Operating Income metric, the fiscal 2017 Annual Cash Incentive Plan included three strategic financial and operational goals that require support from all leadership team members in order to achieve the business plan. Specifically, the three strategic metrics were related to strategic project stores and associated sales plans, distribution center cost control and SG&A budget adherence. One to three individual metrics, specific to each executive, are also established to measure contributions on an individual level. Threshold and target levels of performance are created for each strategic and individual goal. The strategic and individual goals sum to 20% of the total cash incentive opportunity; however, such amounts are payable only if the minimum Operating Income threshold is satisfied.

        Performance under Fiscal 2017 Plan.    The Company's operating loss for fiscal 2017 was $32.3 million. As a result, no short-term incentives were paid to NEOs for fiscal 2017 because threshold performance was not achieved.

Fiscal 2017 Individual Annual Cash Incentive Level as a Percent of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Payout
Steven R. Becker	25%	100%	200%	0%
Stacie R. Shirley	15%	60%	120%	0%
Phillip D. Hixon	15%	60%	120%	0%
Trent E. Taylor	11.25%	45%	90%	0%
Belinda J. Byrd-Rohleder	11.25%	45%	90%	0%
Melissa Phillips	18.75%	75%	150%	N/A

  Long-Term Equity Incentives

        Our long-term equity incentive program ("LTI") is intended to align NEO interests with stockholders, drive decisions that result in sustained long-term financial and operational performance, and retain key executive talent. Our LTI Plan for fiscal 2017 includes the following:

  •
  September annual grants, consistent with our total compensation philosophy which allows the timing of the annual base salary review for merit adjustments, results from the annual incentive plan, and equity grants for the upcoming year to be communicated after the completion of our fiscal year.

  •
  In September 2016, the LTI program provided for the CEO to receive 50% of the target grant in performance-based non-qualified stock options (with additional stretch opportunity to earn additional options for performance above target level) and 50% time-based non-qualified stock options.

  •
  In September 2016, the fiscal year 2017 LTI program was enhanced to include performance-based restricted awards for the leadership team at the SVP-level and above (other than the CEO). The program includes a 36-month performance cycle and is measured on total 3-year EBITDA results at the end of the performance cycle. In addition, there is a +3% Comp Sales modifier which may be applied at the end of the cycle. If overall Comp Sales results are less than 3%, there will be a 25% reduction in earned performance-based RSAs. Given the negative EBITDA result for fiscal 2017, we believe it is unlikely that any amounts will be earned under the performance share portion of the fiscal 2017 LTI award.

  •
  Under the fiscal 2017 LTI Program, the mix of stock option, time-based restricted stock and performance-based restricted stock awards were:

Organization Level	Mix (NQSO to RSA)
CFO	35%NQSO/35% RSA/30% PRSAs
EVP	35%NQSO/35% RSA/30% PRSAs
SVP	40%NQSO/35% RSA/25% PRSAs
  •
  Each executive's equity award target was determined by the individual NEO's executive level, external market competitiveness, as well as other factors as deemed appropriate by the Compensation Committee.

  •
  Full year award values are granted to new hires at the next regularly scheduled Compensation Committee meeting, and the subsequent annual award is prorated.

  Awards to NEOs other than CEO.

        In September 2016, our NEOs (excluding the CEO) at an Executive Vice President-level received 35% of their long-term award value in time-based non-qualified stock options and 35% of their award value in time-based restricted stock, all of which vest ratably in four equal installments (25% per year) beginning on the first anniversary of the award date. In addition, they were granted 30% of their award value in performance-based restricted stock awards which will vest based on actual overall 3-year Company EBITDA, as adjusted, subject to reduction of payouts by the Compensation Committee at its discretion. Our Senior Vice President NEOs and their peers received 40% of their long-term award value in time-based non-qualified stock options and 35% of their award value in time-based restricted stock, all of which vest ratably in four equal installments (25% per year) beginning on the first anniversary of the award date. In addition, they were granted 25% of their award value in performance-based restricted stock awards which will vest based on overall 3-year Company EBITDA, as adjusted, subject to reduction of payouts by the Compensation Committee at its discretion.

        The following table summarizes the dollar value and the number of shares subject to awards granted to the NEOs (other than the CEO who is discussed separately below) in fiscal 2017:

Executive	Date	Stock Options	Restricted Stock	Performance-based Restricted Stock	Fiscal 2017 Targeted Award Dollar Value
Stacie R. Shirley	9/1/2016	21,610	9,076	7,779	$300,000
Phillip D. Hixon	9/1/2016	37,258	15,648	13,413	$300,000
Trent E. Taylor*	9/1/2016	5,855	2,152	1,537	$125,000
Belinda J. Byrd-Rohleder**	9/1/2016	10,645	4,471	—	$60,000
	2/23/2017	30,128	11,076	7,911	$125,000
Melissa Phillips***	9/1/2016	53,225	23,355	29,806	$500,000

*
Annual award prorated to start date

**
Annual award value based on VP, Division Merchandising Manager role at time of grant. Subsequent grant on 2/2/2017 in recognition of promotion to SVP, General Merchandising Manager on January 16, 2017.

***
In connection with her departure in January 2017, all of the awards noted in the table above terminated without any payment to Ms. Phillips.

  Other Compensation

        With respect to other compensation, our NEOs are entitled to participate in all employee benefit plans, including our 401(k) plan, health and dental plan, life insurance and disability plans. We do not offer non-qualified benefits such as deferred compensation, corporate-owned life insurance or supplemental executive retirement programs to our NEOs. In addition, we provide minimal perquisites to our executives which are referenced in footnote (3) of the Summary Compensation Table below. The Compensation Committee believes that the perquisites provided to our executives are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions.

  Chief Executive Officer Compensation

        Steven R. Becker—In December 2015, Mr. Becker was named Chief Executive Officer. In connection with his appointment, we entered into an employment agreement with him, the terms of which are described under "Narrative Disclosure to Summary Compensation Table". On January 16, 2017, Mr. Becker was appointed as the Company's President. Since Mr. Becker already was serving as

Chief Executive Officer, there were no changes in compensation or to his employment agreement as a result of this appointment.

        The following table summarizes Mr. Becker's compensation for fiscal 2017:

Compensation Component	Fiscal 2017 Compensation
Annual Base Salary	$717,500
Target Short-Term Incentive Opportunity	100% of Base Salary ($0 Payout for Fiscal 2017)
Annual Equity Award	$1,400,000 Targeted Award Value (with an additional performance equity opportunity originally valued at $700,000 for achievement performance goals at the maximum level)
50% Time-Based Non-Qualified Stock Options (September 1, 2016 Grant Date)("Target Options")	248,385
50% Performance-Based Stock Options (September 1, 2016 Grant Date)	248,385
"Stretch Options" (for performance above target) (September 21, 2016 Grant Date)	248,385
Other Compensation	$22,529

        Salary and Annual Cash Incentive—In September 2016, the Compensation Committee asked Korn Ferry Hay Group to conduct a detailed analysis of CEO compensation that included both a comparison of each CEO's pay within our peer group as well as an evaluation of the broader retail industry. Based on the analyses, the Committee approved a 2.5% base salary increase from $700,000 to $717,500 with a 100% short-term incentive target. The base salary and total target cash opportunity positioned Mr. Becker's cash compensation around the median of the proxy peer group and approximately at the 25th percentile of the broader retail industry and was within the internal merit budget guidelines for the Company.

        Equity Awards—At hire, the Compensation Committee determined that Mr. Becker's aggregate annual target LTI award value would be $1,400,000, with an additional stretch opportunity originally valued at $700,000 for performance above target level. Mr. Becker's $1,400,000 target award (based upon award value) consisted of 50% time-based non-qualified stock options (and 50% performance-based non-qualified stock options). The Compensation maintained this LTI award level for Mr. Becker for fiscal 2017 based on Korn Ferry Hay Group analysis of peer company and retail industry long-term incentive compensation practices for the Chief Executive Officer position and based on other internal company factors.

        Mr. Becker's fiscal 2017 annual LTI equity grant on September 1, 2016 consisted of 248,385 time-based non-qualified stock options which vest ratably in four equal installments (25% per year) beginning on the first anniversary of the grant. With respect to the performance-based non-qualified stock option award included in the target award, the award consisted of options to acquire 248,385 shares of common stock equal to the value of $700,000 for performance at target (the "Target Options"). The inclusion of time-based and performance-based restrictions ensured that Mr. Becker's equity award would be "at risk", which promoted our desire to align CEO pay with superior Company performance and stockholder wealth accumulation. See "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2017" for additional information.

        Under the September 1, 2016 performance-based non-qualified stock option award, the 36-month performance period began on July 1, 2016 and ends on June 30, 2019. As outlined below, Mr. Becker's Target Options and Stretch Options are subject to vesting upon achievement of threshold, target, stretch and maximum specified EBITDA goals and the achievement of same store sales goals at the end of the measurement period. The performance options were designed to ensure that Mr. Becker's realizable compensation aligns with our long term performance and stockholder value.

        The Target Options are subject to incremental vesting at the end of the performance period based upon achievement of threshold and target levels of EBITDA for the fiscal year ending June 30, 2019 and the Stretch Options are subject to incremental vesting at the end of the performance period based upon achievement of stretch and maximum levels of EBITDA goals for the fiscal year ending June 30, 2019, and any vested amounts will be reduced by 25% if the Company's comparable store sales do not increase by a target average amount over the course of the performance period. The percentage of vested Target Options and Stretch Options can be interpolated between the specified levels of performance required for vesting of each award.

        Other Compensation—With respect to other compensation, Mr. Becker is entitled to participate in all employee benefit plans, including our 401(k) plan, health and dental plan, life insurance and disability plans. In addition, his employment agreement provides for one comprehensive executive physical each calendar year. Any compensation paid to Mr. Becker is subject to recovery based on the Company's clawback policy.

Fiscal 2018 Compensation Enhancements

        The following is a brief summary of certain changes to the compensation of the NEOs for fiscal 2018 which is intended to provide additional information to stockholders in their review of our compensation program for fiscal 2017. A more detailed description of compensation for 2018 will be included in the proxy statement for the 2018 Annual Meeting of Stockholders.

  Summary

        For fiscal 2018, the Compensation Committee revised the compensation program to further align the interests of executives and stockholders and to provide additional performance incentives to executives. The compensation approved by the Compensation Committee included the following elements:

  •
  Annual Base Salary.  No base salary increases were approved for NEOs for fiscal 2018.

  •
  Annual Cash Incentive Plan.  For 2018, the Compensation Committee determined that the short-term incentive plan framework that was updated and approved for fiscal year 2017 will continue for the fiscal 2018 measurement period. Each NEO's annual cash incentive payments will be based on achievement of operating income goals (80% of total) and achievement of certain strategic and personal objectives important for the Company to achieve its business plan (20% of total). The committee also established that all annual cash incentive payments will be subject to a minimum Operating Income performance hurdle.

  •
  Equity Award Grants.  Because the Company does not believe that the current market value of our stock is reflective of the value of the Company, for the fiscal year 2018 grant, participants, including Board members, will receive the same number of shares, based on organization level, which they received with the fiscal year 2017 grant. Based on stock price performance during the vesting period, participants will have the opportunity to earn market compensation and potentially more if we deliver results. In order to continue to align executive rewards with stockholder value, the Compensation Committee will keep the performance-based equity portion of the LTI awards for the CEO, CFO, EVPs and SVPs. All NEOs will have a performance-based LTI equity award opportunity measured over a 36-month performance period (with a stretch opportunity for performance above target level), tied to overall Company EBITDA as adjusted, subject to reduction of payouts by the Compensation Committee in its discretion.

  Base salary

        In August 2017, the Compensation Committee reviewed the salaries for the following eligible NEOs based on Company results and individual contributions. As a result, no base salary increases were approved for fiscal 2018. Base salary amounts for the NEOs are:

Named Executive Officer	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary
Steven R. Becker	$717,500	$717,500
Stacie R. Shirley	$404,167	$404,167
Phillip D Hixon	$306,000	$306,000
Trent E. Taylor	$340,000	$340,000
Belinda J. Byrd-Rohleder	$270,000	$270,000

  Annual Cash Incentive Plan

        Under the fiscal 2018 Annual Cash Incentive Plan, participants will continue to have the opportunity to earn a target bonus payout as a percentage of incentive-eligible base salary. For 2018, the Compensation Committee determined that each NEO's annual cash incentive payments will be based on achievement of adjusted Operating Income goals (80% of total) and achievement of certain strategic and personal objectives important for the Company to achieve its business plan (20% of total). Actual earned awards can range from 0% to a maximum of 200% of their target award opportunity. The committee also established that all annual cash incentive payments will be subject to a minimum Operating Income performance hurdle. Executive payments will be based on threshold, target and maximum Operating Income and strategic and personal objectives performance levels and are subject to reduction in the discretion of the Compensation Committee.

Weighting	Metric
80%	Operating Income, as adjusted
20%	Strategic and Individual Objectives

        The individual annual cash incentive level as a percent of annual base salary for the named executive officers for fiscal 2018 will be as follows:

	Fiscal 2018 Individual Annual Cash Incentive Level as a Percent of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Steven R. Becker	25%	100%	200%
Stacie R. Shirley	15%	60%	120%
Phillip D. Hixon	15%	60%	120%
Trent E. Taylor	11.25%	45%	90%
Belinda J. Byrd-Rohleder	11.25%	45%	90%

  Equity Award Grants

        In Fiscal 2018, the Compensation Committee chose to grant the same number of shares to participants as they received in Fiscal 2017, instead of granting with a dollar value consistent with the fiscal 2017 awards. As a result, the grant date fair values of the fiscal 2018 awards granted to participants are significantly less than the grant date fair values of the fiscal 2017 awards. The Compensation Committee took this approach because it believes the current market value of the stock is not reflective of the value of the Company, the awards provide the potential for substantial future value to participants based on the Company's performance, and the awards use substantially fewer shares than would have been required to provide equivalent dollar value to fiscal 2017.

        For fiscal 2018, the Compensation Committee granted the same number of shares for the CEO as the previous year; however, in order to further conserve shares, the performance-based options have been replaced with an equivalent number of shares of performance-based restricted stock. In order to continue to align executive rewards with stockholder value the committee maintained performance-based equity awards for the CFO, EVPs and SVPs. The performance-based equity award program better aligns each NEO's equity portfolio with that of the stockholders. For fiscal year 2018, all NEOs have a performance-based LTI equity award opportunity measured over a 36-month performance period (with a stretch opportunity for performance above target level), tied to overall Company EBITDA as adjusted, subject to reduction of payouts by the Compensation Committee in its discretion.

        The CEO was granted 50% performance-based restricted stock at target performance and 50% time-based non-qualified stock options. The other NEOs were granted a mix of performance shares, time-based non-qualified stock options and time-based stock grants. Each of the performance-based awards includes an additional stretch opportunity for performance above target level. The Compensation Committee approved the following equity grant guidelines for fiscal year 2018:

	Annual Share Grants
			Equity Mix at Target Performance
Level	Target	Stretch
CEO	248,385 NQSOs/104,321 PRSAs	104,321	50% NQSOs/50% Performance-Based RSAs
CFO	37,258 NQSOs/15,648 RSAs/13,413 PRSAs	13,413	35% NQSOs/35% RSAs/30% Performance-Based RSAs
EVP	37,258 NQSOs/15,648 RSAs/13,413 PRSAs	13,413	35% NQSOs/35% RSAs/30% Performance-Based RSAs

        The key differences between annual equity grants for fiscal 2017 and fiscal 2018 are that (i) the grants fiscal 2018 were based on a specified number of shares equal to the fiscal 2017 grant, as opposed to a dollar value for the grant, and (ii) the performance-based portion of the CEO award was changed from performance-based non-qualified stock options to an equivalent number of shares of performance-based restricted stock.

Tax and Accounting Considerations

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Although the Compensation Committee does design certain components of its executive compensation program to seek full deductibility, the Compensation Committee believes that the interests of stockholders are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under section 162(m) will in fact be deductible.

Compensation Program Risk

        As part of its oversight of our executive pay programs, the Compensation Committee considers the impact of our compensation programs and the incentives created by the potential compensation rewards that it administers on our risk profile. In addition, we review all of our existing compensation policies and plans to determine whether they present a significant risk. Some of the factors included in this review are:

  •
  Mix of fixed and variable compensation pay components.

  •
  Use of performance-based metrics in short-term and long-term equity incentive plans.

  •
  Rewards tied to our total results.

  •
  Caps on potential compensation earnings.

  •
  Stock vesting schedules.

  •
  Adoption of stock ownership requirements.

Based on this review, we have concluded that our compensation policies and plans are not reasonably likely to have a material adverse effect on us.

Stock Ownership Guidelines for Executives and Non-Employee Directors

        The Company adopted stock ownership requirements in 2014. The stock ownership guidelines are shown below and generally must be achieved within five years of becoming subject to the policy.

Organizational Level	Ownership Guideline as a Multiple of Base Salary/Annual Cash Retainer
Chief Executive Officer	5x
Executive Vice President	2x
Senior Vice President	1x
Non-Employee Directors	3x

        For purposes of calculating stock ownership, the following sources may be included:

  •
  shares of common stock owned outright by the non-employee director or officer, as well as stock owned by his or her immediate family members residing in the same household;

  •
  shares of common stock held in trust for the benefit of the non-employee director or officer, as well as his or her family;

  •
  unvested restricted stock or restricted stock units;

  •
  if applicable, shares of common stock held pursuant to deferred compensation arrangements; and

  •
  if applicable, shares purchased with amounts invested in the Company's retirement plans, including, without limitation, the 401(k) plan and any employee stock purchase plan.

        Unexercised options and unearned performance shares are not counted toward stock ownership requirements.

Stock Retention/Holding Requirements

        While the executive officer or director has not met with his or her stock ownership requirement, the executive officer or director must retain 50% of the net shares (after cashless exercises of options and the payment of any applicable tax liability related to equity grants by the Company) of the vested long-term incentive plan shares or annual equity retainer awarded to the executive officer or director. The executive officer or director may sell Company stock acquired by exercising stock options to pay the exercise price of the stock option and may sell shares to pay any applicable tax liability related to equity grants by the Company.

Clawback Policy

        The Company may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, approved by the Board.

Anti-Hedging Policy

        We have an anti-hedging policy that prohibits the named executive officers, the Company's Board of Directors and other Company employees from hedging against a decrease in the value of the Company's stock. Under the policy, the named executive officers are prohibited from purchasing any financial instruments designed to offset decreases in the market value of the Company's stock. During fiscal 2017, all named executive officers were in compliance with this policy.

Anti-Pledging Policy

        The Company has adopted an anti-pledging policy that prohibits the named executive officers, the Company's Board of Directors and other Company employees from holding the Company's stock in a margin account or otherwise pledging the Company's stock as collateral for a loan. None of the named executive officers pledged any Company stock in fiscal 2017.

Compensation Committee Interlocks and Insider Participation

        None of the persons who served on our Compensation Committee during the last completed fiscal year (Sherry M. Smith, Frank M. Hamlin, and Jimmie L. Wade): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the compensation committee or similar committee or as a member of the board of directors of any other entity one of whose executive officers served on the Compensation Committee or as a member of the Board of Directors of the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE Sherry M. Smith, Chair Frank M. Hamlin Jimmie L. Wade

 SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation of each of the named executive officers for the fiscal years ended June 30, 2017, June 30, 2016, and June 30, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	(1)Stock Awards ($)	(1)Option Awards ($)	(2)Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(3)All Other Compensation ($)	Total ($)
Steven Becker(4)	2017	714,583	—	—	1,363,684	—	—	22,529	2,100,796
President and Chief Executive	2016	471,698	147,671	—	1,376,565	—	—	15,684	2,011,618
Officer
Stacie R. Shirley(5)	2017	403,472	—	113,097	62,842	—	—	4,931	584,342
Executive Vice President,	2016	183,333	60,000	300,003	192,633	—	—	401	736,370
Chief Financial Officer and Treasurer
Phillip D. Hixon	2017	305,000	—	194,999	108,346	—	—	11,947	620,292
Executive Vice President,	2016	293,333	—	75,003	347,998	—	—	13,875	730,199
Store Operations	2015	260,000	—	50,321	174,119	57,200	—	16,354	557,994
Trent E. Taylor(6)	2017	327,460	—	24,753	17,026	—	—	2,074	371,313
Senior Vice President, Chief Information and Inventory Management Officer
Belinda J. Byrd-Rohleder(7)	2017	242,627	71,788	104,999	94,212	—	—	1,129	514,755
Senior Vice President, General Merchandising Manager
Melissa Phillips	2017	235,868	—	350,000	154,778	—	—	197,797	940,443
Former President and Chief	2016	422,500	—	125,002	560,497	—	—	12,208	1,120,207
Operating Officer	2015	360,227	200,000	99,732	344,959	99,000	—	19,400	1,123,318

(1)
These columns represent the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The amounts reflect the probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards included in the Summary Compensation Table above. For additional information regarding stock and option awards to the named executive officers, refer to the "Grants of Plan-Based Awards in Fiscal 2017" table and "Outstanding Equity Awards at 2017 Fiscal Year-End" table. The actual value realized by any named executive officer from these awards may range from $0 to greater than the amounts reported, depending on the Company's performance, the market value of our common stock and the officer's number of additional years of service with the Company.

The amounts reflected under stock awards for fiscal 2017 for the named executive officers (other than Mr. Becker) include performance-based restricted stock awards (at target level performance). The value of these performance-based restricted awards at the grant date assuming the highest level of performance was achieved is $104,400 for Ms. Shirley, $180,002 for Mr. Hixon, $20,627 for Mr. Taylor, $62,497 for Ms. Byrd-Rohleder and $400,003 for Ms. Phillips. Ms. Phillips awards terminated without payment in connection with her departure in January 2017.

The amounts reflected under option awards for Mr. Becker for fiscal 2016 and fiscal 2017 include time-based stock options and performance-based stock options (including Target Options for performance at target level). Mr. Becker's Target Options for fiscal 2016 were granted in February 2016. Due to an administrative oversight, Mr. Becker's 295,508 Stretch Options (representing achievement of the maximum award level) for fiscal 2016 were not granted as intended in February 2016 and instead were granted in September 2016 (during fiscal 2017). The value of Mr. Becker's stock options awards for fiscal 2016 (the 295,508 Target Options granted in February 2016 and the 295,508 Stretch Options granted in September 2016 but intended to be part of Mr. Becker's fiscal 2016 compensation) at the grant date assuming the highest level of performance was achieved was $2,046,393. The value of Mr. Becker's stock option awards for fiscal 2017 (the 248,385 Target Options and 248,385 Stretch Options) at the grant date assuming the highest level of performance was achieved was $ 2,005,064. The value of the 295,508 Stretch Options granted in fiscal 2017 were instead reflected in Mr. Becker's fiscal 2017 compensation, the value of Mr. Becker's option awards at grant date and assuming achievement of the highest performance level would have been $2,674,891 for fiscal 2017 and $1,376,565 for fiscal 2016.

(2)
Because the Company did not achieve the threshold performance levels for fiscal 2017, the named executive officers did not receive cash incentive payments under the Annual Cash Incentive Plan for fiscal 2017. See "Executive Compensation—Compensation Discussion and

  Analysis—Fiscal 2017 Compensation Program and Payouts—Components of Compensation—Annual Cash Incentive Plan" above for more information regarding the Annual Cash Incentive Plan.

(3)
The amounts set forth in this column reflect the following for the fiscal year ended June 30, 2017:

Name	Matching Contribution(3-a)	Life Insurance(3-b)	Long-Term Care Benefits(3-c)	Severance Benefits(3-d)	Total
Steven R. Becker	21,400	1,129		—	22,529
Stacie R. Shirley	4,042	889		—	4,931
Phillip Hixon	9,190	2,419	338	—	11,947
Trent Taylor	—	2,074		—	2,074
Belinda Byrd-Rohleder	—	1,129		—	1,129
Melissa Phillips	2,856	431		196,510	199,797

  (3-a)
  Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan available to all eligible employees.

  (3-b)
  The value attributable to $300,000 of life insurance premiums (and imputed income) provided under the Company's health benefit program available to all eligible employees.

  (3-c)
  The value attributable to Long-term Care benefit coverage provided under a grandfathered long-term care insurance program.

  (3-d)
  Ms. Phillips resigned in January 2017. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2017 Table—Employment Agreements or Arrangements—Separation Agreement" for additional information.
(4)
Mr. Becker was appointed as our Chief Executive Officer in December 2015 and was appointed as President in January 2017.

(5)
Ms. Shirley's appointment as our Executive Vice President, Chief Financial Officer and Treasurer was approved on December 17, 2015, and she began service in this position on January 18, 2016.

(6)
Mr. Taylor was promoted to Senior Vice President, Chief Information and Inventory Management Officer in June 2017. Mr. Taylor was promoted to Senior Vice President, Chief Information and Supply Chain Officer in January 2017.

(7)
Ms. Byrd-Rohleder was promoted to Senior Vice President, General Merchandising Manager in January 2017. Prior to her promotion to Senior Vice President, General Merchandising Manager, Ms. Byrd-Rohleder held the position of Vice President—Division Merchandising Manager. In that role, she was a participant in the company's Management Incentive Plan. While the Company did not reach the minimum level of performance to earn a formulaic award under the plan, Ms. Byrd-Rohleder was paid a discretionary bonus of $71,788 that was based on her division's high performance in sales, gross margin and inventory turn.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

        The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in fiscal 2017. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our named executive officers in fiscal 2017 under the Annual Cash Incentive Plan.

									All Other Option Awards
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)			Grant Date Fair Value of Stock and Option Awards(3) ($)
									Number of Securities Underlying Options (#)
										Exercise or Base Price(6) ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven R. Becker(4)		179,375	717,500	1,435,000	—	—	—	—	—	—	—
	9/1/16	—	—	—	—	—	—	—	248,385	6.71	722,304
	9/1/16	—	—	—	124,193	248,385	496,770	—	—	6.71	641,380
Stacie R. Shirley(5)		60,625	242,500	485,000	—	—	—	—	—	—	—
	9/1/16	—	—	—	—	—	—	—	21,610	6.71	62,842
	9/1/16	—	—	—	3,890	7,779	15,559	—	—	—	52,197
	9/1/16	—	—	—	—	—	—	9,076	—	—	60,900
Phillip D. Hixon(6)		60,625	242,500	485,000	—	—	—	—	—	—	—
	9/1/16	—	—	—	—	—	—	—	37,258	6.71	108,346
	9/1/16	—	—	—	6,707	13,413	26,826	—	—	—	90,001
	9/1/16	—	—	—	—	—	—	15,648	—	—	104,998
Trent E. Taylor(7)		38,250	153,000	306,000	—	—	—	—	—	—	—
	9/1/16	—	—	—	—	—	—	—	5,855	6.71	17,026
	9/1/16	—	—	—	769	1,537	3,074	—	—	—	10,313
	9/1/16	—	—	—	—	—	—	2,152	—	—	14,400
Belinda J. Byrd-Rohleder(8)		30,375	121,500	243,000	—	—	—	—	—	—	—
	9/1/16	—	—	—	—	—	—	—	10,645	6.71	35,429
	9/1/16	—	—	—	—	—	—	4,471	—	—	30,000
	1/4/16	—	—	—	3,956	7,911	15,822	—	—	—	31,248
	1/4/16	—	—	—	—	—	—	11,076	—	—	43,750
	1/4/16	—	—	—	—	—	—	—	30,139	3.95	58,783
Melissa Phillips(9)		81,680	326,719	653,438	—	—	—	—	—	—	—
	9/1/16	—	—	—	—	—	—	—	53,225	6.71	154,778
	9/1/16	—	—	—	14,903	29,806	59,613	—	—	—	199,998
	9/1/16	—	—	—	—	—	—	22,355	—	—	150,002

(1)
For Messrs. Becker, Hixon and Taylor and for Mses. Shirley, Byrd-Rohleder and Phillips, represents a grant pursuant to the Company's Annual Cash Incentive Plan for fiscal 2017 if the applicable Company financial performance metric is satisfied. For 2017, the threshold performance level was not achieved and, therefore, no payments were made to any of the named executive officers under the Company's Annual Cash Incentive Plan for fiscal 2017. See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2017 Compensation Program and Payouts—Components of Compensation—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2017.

(2)
Includes performance-based stock options granted to Mr. Becker and performance-based restricted stock granted to the other named executive officers. See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2017 Compensation Program and Payouts—Components of Compensation—Long-Term Equity Incentives" above for a description of these awards.

(3)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown reflect the probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards. All equity awards granted during fiscal 2017 were granted pursuant to the 2014 Plan. Stock options granted under the 2014 Plan have an exercise price equal to the closing price on the date of grant.

(4)
The equity awards granted to Mr. Becker consist of: (i) a grant of stock options on September 1, 2016 to purchase 248,385 shares of the Company's Common Stock, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020; and (ii) a grant of stock options on September 1, 2016, to purchase 248,385 shares of the Company's Common Stock, which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of stock options to purchase 124,193 shares for performance above threshold level but below target level and a maximum number of stock options to purchase 496,770 if the maximum performance level is achieved. In addition, as discussed above, due to an administrative oversight, a portion of Mr. Becker's fiscal 2016 stock options (Stretch Options) were not granted as intended in February 2016 and instead were granted on September 21, 2016 (during fiscal 2017). Since these Stretch Options were intended to be granted in fiscal 2016, these awards were reflected in the Grants of Plan-Based Awards in Fiscal 2016 table in the proxy statement for the Company's 2016 annual meeting of stockholders and are not reflected in the table above. The value of these Stretch Options at the date of grant was $669,828, assuming that the highest level of performance conditions would be achieved.

(5)
The equity awards granted to Ms. Shirley consist of: (i) a grant of 9,076 shares of restricted stock on September 1, 2016, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020; (ii) a grant of 7,779 shares of performance-based restricted stock (at target level performance), which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of 3,890 shares for performance above threshold level, but below target level and a maximum of 15,559 shares if the maximum performance level is achieved; and (iii) a grant of stock options on September 1, 2016 to purchase 21,610 shares of the Company's Common Stock, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020.

(6)
The equity awards granted to Mr. Hixon consist of: (i) a grant of 15,648 shares of restricted stock on September 1, 2016, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020; (ii) a grant of 13,413 shares of performance-based restricted stock (at target level performance), which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of 6,707 shares for performance above threshold level, but below target level and a maximum of 28,826 shares if the maximum performance level is achieved; and (iii) a grant of stock options on September 1, 2016 to purchase 37,258 shares of the Company's Common Stock, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020.

(7)
The equity awards granted to Mr. Taylor consist of: (i) a grant of 2,152 shares of restricted stock on September 1, 2016, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020; (ii) a grant of 1,537 shares of performance-based restricted stock (at target level performance), which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of 769 shares for performance above threshold level, but below target level and a maximum of 3,074 shares if the maximum performance level is achieved; and (iii) a grant of stock options on September 1, 2016 to purchase 5,855 shares of the Company's Common Stock, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020.

(8)
The equity awards granted to Ms. Byrd-Rohleder consist of: (i) a grant of 4,471 shares of restricted stock on September 1, 2016, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020; and (ii) a grant of stock options on September 1, 2016 to purchase 10,645 shares of the Company's Common Stock, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020. In addition, in connection with her appointment as Senior Vice President, General Merchandising Manager, Ms. Byrd-Rohleder received: (i) a grant of 11,076 shares of restricted stock on February 23, 2017, which vest in four equal annual installments on February 23, 2018, February 23, 2019, February 23, 2020 and February 23, 2021; (ii) a grant of 7,911 performance-based restricted stock (at target level performance), which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of 3,956 shares for performance above threshold level, but below target level and a maximum of 15,822 shares if the maximum performance level is achieved; (v) and a grant of stock options on February 23, 2017 to purchase 30,139 shares of the Company's Common Stock, which vest in four equal annual installments on February 23, 2018, February 23, 2019, February 23, 2020 and February 23, 2021.

(9)
The equity awards granted to Ms. Phillips consist of: (i) a grant of 22,355 shares of restricted stock on September 1, 2016, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020; (ii) a grant of 29,806 shares of performance-based restricted stock (at target level performance), which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of 14,903 shares for performance above threshold level, but below target level and a maximum of 59,613 shares if the maximum performance level is achieved; and (iii) a grant of stock options on September 1, 2016 to purchase 53,255 shares of the Company's Common Stock, which vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020. In connection with Ms. Phillips' departure in January 2017, each of these awards was terminated with no payments to Ms. Phillips.

 NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017 TABLE

Employment Agreements or Arrangements

Employment Agreement with Mr. Becker

        In connection with Mr. Becker's appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Becker on December 11, 2015. In the employment agreement, Mr. Becker agreed to serve as Chief Executive Officer for an initial term ending June 30, 2019. The initial term of employment automatically renews for successive one-year periods unless either party provides notice of non-renewal at least 90 days prior to the expiration of the then current employment term.

        Under the employment agreement, in fiscal 2016 Mr. Becker was entitled to, among other things: (i) a lump sum cash payment of $147,671.23 for his prior service as Executive Chairman, which amount equals the pro-rated base salary Mr. Becker would have received if he was acting as Chief Executive Officer during such time pursuant to the terms of the Employment Agreement; (ii) an annual base salary of $700,000; and (iii) an initial grant of stock options on the second trading day following the Company's fiscal 2016 second quarter earnings announcement having an aggregate target value as determined in the Employment Agreement of $1.4 million, 50% of which were time-based stock options that vest in equal annual installments over four years beginning on the first anniversary of the grant date and 50% of which were performance-based stock options (with an additional stretch opportunity of $700,000 for performance above target level) that vest based on the achievement of certain performance goals during the three-year performance period beginning on July 1, 2016 and ending on June 30, 2019. In addition, Mr. Becker also is eligible for annual equity grants under the 2014 Plan, with the actual amounts subject to the approval of the Board's Compensation Committee. See "Grants of Plan-Based Awards in Fiscal 2017" for additional information.

        Under the employment agreement, Mr. Becker is also eligible to earn an annual bonus each fiscal year under the Company's Annual Cash Incentive Plan with a threshold opportunity equal to 50% of his base salary, a target opportunity equal to 100% of his base salary, a stretch opportunity equal to 150% of his base salary and a maximum opportunity equal to 200% of his base salary. No payments were made to Mr. Becker under the Company's Annual Cash Incentive Plan for fiscal 2016 or fiscal 2017 as the threshold performance levels were not achieved.

        In the employment agreement, Mr. Becker has agreed to certain restrictive covenants during the employment term and for one year thereafter (or 18 months if Mr. Becker is terminated for any reason on or within 12 months following a "change in control").

        Under the employment agreement and the agreements governing Mr. Becker's equity awards, Mr. Becker is entitled to certain severance benefits as discussed below under "Potential Payments upon Termination or Change of Control."

Offer Letter to Ms. Shirley

        In connection with Ms. Shirley's appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Company agreed to certain employment arrangements with Ms. Shirley on December 17, 2015 pursuant to an offer letter from the Company. Under these employment arrangements, the Company agreed to provide Ms. Shirley with an annual base salary of $400,000. The Company also agreed to cause her to be eligible to participate in the Company's Annual Cash Incentive Plan for the 2016 fiscal year, under which she could earn a bonus for the 2016 fiscal year equal to a specified percentage of her base salary as follows: 30% of her base salary at the threshold level of performance, 60% of her base salary at the target level of performance and 120% of her base salary at the maximum level of performance, which would be pro-rated in each case based upon her hire date. For 2016 and 2017, the threshold performance level was not achieved and, therefore, no payments were made to Ms. Shirley under the Company's Annual Cash Incentive Plan for fiscal 2016 or 2017.

        Under these employment arrangements, the Company also granted Ms. Shirley an initial annual grant of equity awards valued at $300,000, 50% of which were service-based non-qualified stock options and 50% of which were service-based restricted stock awards. Both the stock options and restricted stock awards vest ratably over four years, beginning with the first anniversary of the date of grant. In addition, in connection with her appointment, Ms. Shirley received (i) a sign-on bonus of $60,000, a prorated portion of which must be paid back to the Company if Ms. Shirley voluntarily resigns before the first anniversary of her start date and (ii) a supplemental grant of service-based restricted stock valued at $150,000 which will vest on the second anniversary of the date of grant. Ms. Shirley is also entitled to standard employee benefits generally offered to the Company's employees. In the event of an involuntary termination of her employment, Ms. Shirley will be entitled to receive a severance payment equal to her annual base salary as well as health benefits paid by the Company for 12 months in exchange for an executed severance agreement and release of claims.

Other Employment Agreements

        Except as disclosed above, the Company is not a party to employment agreements with any other current or former named executive officers identified in the Summary Compensation Table other than at-will employment arrangements.

        The Company has entered into indemnification agreements with each named executive officer, each in a form approved by the Company's Board and previously disclosed by the Company. The Company has also entered into a form of the indemnification agreement with each of its directors. The Company's Board has further authorized the Company to enter into the form of indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board. The indemnification agreement supplements and clarifies existing indemnification provisions of the Company's Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Awards under Equity Plans

        The equity awards granted to the named executive officers during fiscal 2017 included annual LTI.

        With respect to the stock option awards and restricted stock awards described under "Grants of Plan-Based Awards in Fiscal 2017", such awards require that the named executive officer remain employed by the Company until the respective dates listed in the table (or provide consulting services if no longer employed by the Company) and, in the case of performance-based awards, that certain performance metrics be achieved, in each case, subject to acceleration of vesting in certain circumstances described below under "Potential Payments upon Termination or Change of Control."

  Annual Cash Incentive Plan

        See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2017 Compensation Program and Payouts—Components of Compensation—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2017 and the discussion of certain provisions of the Annual Cash Incentive Plan in "Potential Payments upon Termination or Change of Control" below.

Separation Agreement

        On January 17, 2017, the Company eliminated the Chief Operations Officer position and it was mutually agreed Ms. Phillips would resign from her position effective immediately. In connection with Ms. Phillips' departure, the Company entered into a separation agreement with Ms. Phillips on February 1, 2017 which provided Ms. Phillips with certain severance benefits in exchange for a full release and Ms. Phillips' agreement to certain restrictive covenants.

        In particular; (i) Ms. Phillips received severance payments of $435,624, payable on the Company's regular payroll schedule over twelve months ; (ii) an enhanced severance payment of $15,000, and (iii) continued coverage under the Company's group health plan pursuant to COBRA, the Company will continue pay on Ms. Phillips' behalf an amount equal to the amount the Company previously paid as the Company's portion of Ms. Phillips' monthly premiums for health benefits until the earlier of the expiration of 12 months following her separation date, the date on which she is no longer entitled to COBRA continuation coverage, or the date on which she obtains employment or an independent contractor engagement offering health benefit. All equity awards outstanding at the time of her resignation terminated without any payments to Ms. Phillips.

 OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

        The following table sets forth certain information with respect of the stock awards granted to the named executive officers during the fiscal year ended June 30, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Steven R. Becker	10,000	—	—	4.22	7/01/22		—		—	—		—
	73,877	221,631	—	5.64	2/02/26	(2)	—		—	—		—
	—	248,385	—	6.71	9/01/26	(3)	—		—	—		—
	—	—	295,508	5.64	2/02/26	(4)	—		—	—		—
	—	—	248,385	6.71	9/01/26	(5)	—		—	—		—
Stacie R. Shirley	20,149	60,444	—	5.64	2/02/26	(2)	—		—	—		—
	—	21,610	—	6.71	9/01/26	(3)	—		—	—		—
	—	—	—	—	—		19,947	(6)	37,889	—		—
	—	—	—	—	—		26,596	(7)	50,532	—		—
	—	—	—	—	—		9,076	(8)	17,244	—		—
	—	—	—	—	—		—		—	7,779	(9)	14,780
Phillip Hixon	7,500	2,500	—	12.83	11/6/23	(10)	—		—	—		—
	3,506	1,168	—	14.19	2/18/24	(11)	—		—	—		—
	7,024	7,022	—	18.42	8/26/24	(12)	—		—	—		—
	5,012	5,012	—	19.36	2/10/25	(13)	—		—	—		—
	21,361	64,082	—	7.90	9/03/25	(14)	—		—	—		—
	—	35,000	—	5.95	11/2/25	(15)	—		—	—		—
	—	37,258	—	6.71	9/01/26	(3)	—		—	—		—
	—	—	—	—	—		128	(16)	243	—		—
	—	—	—	—	—		780	(17)	1,482	—		—
	—	—	—	—	—		556	(18)	1,056	—		—
	—	—	—	—	—		7,120	(19)	13,528	—		—
	—	—	—	—	—		15,648	(8)	29,731	—		—
	—	—	—	—	—		—		—	13,413	(9)	25,485
Trent Taylor	5,654	16,961	—	6.58	5/16/26	(20)	—		—	—		—
	—	5,855	—	6.71	9/1/26	(3)	—		—	—		—
	—	—	—	—	—		7,123	(21)	13,534	—		—
	—	—	—	—	—		2,152	(8)	4,089	—		—
	—	—	—	—	—		—		—	1,537	(9)	2,920
Belinda Byrd-Rohleder	2,848	8,544	—	7.90	9/03/25	(14)	—		—	—		—
	—	15,000	—	5.95	11/2/25	(15)	—		—	—		—
	—	10,645	—	6.71	9/01/26	(3)	—		—	—		—
	—	30,139	—	3.95	2/23/27	(22)	—		—	—		—
	—	—	—	—	—		2,847	(19)	5,409	—		—
	—	—	—	—	—		4,471	(8)	8,495	—		—
	—	—	—	—	—		11,076	(25)	21,044	—		—
	—	—	—	—	—		—		—	7,911	(26)	15,031
	—
Melissa Phillips	—	—	—	—	—		—		—	—		—

(1)
Market value was determined using the closing price of Common Stock of $1.90, which was the closing price as reported on NASDAQ on June 30, 2017.

(2)
These options vest in four equal annual installments, with 25% having vested on February 2, 2017, and the remaining portion vesting on February 2, 2018, February 2, 2019 and February 2, 2020.

(3)
These options vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020.

(4)
These options, referred to in this Proxy Statement as Target Options, were granted on February 2, 2016 and vest on June 30, 2019, subject to certain performance conditions. Does not include an additional 295,508 Stretch Options because the threshold level performance for such Stretch Options has not been achieved during the performance period.

(5)
These options, referred to in this Proxy Statement as Target Options, were granted on September 1, 2016 and vest on June 30, 2019, subject to certain performance conditions. Does not include an additional 248,835 Stretch Options because the threshold level performance for such Stretch Options has not been achieved during the performance period.

(6)
Represents the remaining unvested portion of restricted stock awards granted on February 2, 2016, of which 25% of the shares vested on February 1, 2017. These unvested shares vest in three equal annual installments on February 2, 2018, February 2, 2019 and February 2, 2020.

(7)
These restricted stock awards vest on February 2, 2018.

(8)
These restricted stock awards vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020.

(9)
These performance-based restricted stock awards vest on June 30, 2019, subject to certain performance conditions.

(10)
These options vest in four equal annual installments, with 75% having vested through November 6, 2016, and the remaining portion vesting on November 6, 2017.

(11)
These options vest in four equal annual installments, with 75% having vested through February 18, 2017, and the remaining portion vesting on February 18, 2018.

(12)
These options vest in four equal annual installments, with 50% having vested through August 26, 2016, and the remaining portion vesting on August 26, 2017 and August 28, 2018.

(13)
These options vest in four equal annual installments, with 50% having vested through February 10, 2017, and the remaining portion vesting on February 10, 2018 and February 10, 2019.

(14)
These options vest in four equal annual installments, with 25% having vested on September 3, 2016, and the remaining portion vesting on September 3, 2017, September 3, 2018 and September 3, 2020.

(15)
These options vest on November 2, 2017.

(16)
Represents the remaining unvested portion of restricted stock awards granted on February 18, 2014, of which 75% of the shares vested through February 18, 2017. These unvested shares vest on February 2, 2018.

(17)
These restricted stock awards vest in two equal annual installments on August 26, 2017 and August 26, 2018.

(18)
Represents the remaining unvested portion of restricted stock awards granted on February 10, 2015, of which 50% of the shares vested through February 10, 2017. These unvested shares vest in two equal annual installments on February 10, 2018 and February 10, 2019.

(19)
Represents the remaining unvested portion of restricted stock awards granted on September 3, 2015, of which 25% of the shares vested on September 3, 2016. These unvested shares vest in three equal annual installments on September 3, 2017, September 3, 2018 and September 3, 2019.

(20)
These options vest in four equal annual installments, with 25% having vested on May 16, 2017, and the remaining portion vesting on May 16, 2018, May 16, 2019 and May 16, 2020.

(21)
Represents the remaining unvested portion of restricted stock awards granted on May 16, 2016, of which 25% of the shares vested on May 16, 2017. These unvested shares vest in three equal annual installments on May 16, 2018, May 16, 2019 and May 16, 2020.

(22)
These options vest in four equal annual installments on February 23, 2018, February 23, 2019, February 23, 2020 and February 23, 2021.

(23)
These options vest in three equal annual installments on September 3, 2017, September 3, 2018 and September 3, 2020.

(24)
These restricted stock awards vest in four equal annual installments on September 1, 2017, September 1, 2018, September 1, 2019 and September 1, 2020.

(25)
These restricted stock awards vest in four equal annual installments on February 23, 2018, February 23, 2019, February 23, 2020 and February 23, 2021.

(26)
These performance-based restricted stock awards vest on June 30, 2019, subject to certain performance conditions.

(27)
The employment of Ms. Phillips terminated effective as of January 16, 2017 and equity forfeited pursuant to the equity agreements.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

        The following table contains information regarding the value received by the named executive officers upon option award exercises and restricted stock award vesting during the fiscal year ended June 30, 2017.

	Stock Option		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized On Vesting(1) ($)
Steven R. Becker	—	—	—	—
Stacie Shirley	—	—	6,649	26,264
Phillip Hixon	—	—	3,171	20,071
Trent Taylor	—	—	2,375	4,988
Belinda Byrd-Rohleder	—	—	950	6,270
Melissa Phillips	—	—	3,956	26,110

(1)
Based on the closing price of our Common Stock on the applicable vesting date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive's employment or upon a change of control of the Company. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, involuntary termination with cause, retirement, in the event of the executive's death or disability and in connection with a change of control is shown below. Amounts for awards granted pursuant to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the "2004 Plan"), the 2008 Plan and the 2014 Plan are calculated for purposes of the tables below, in the case of restricted stock, based on the closing price of Common Stock as of June 30, 2017 ($1.90). Since the market price as of June 30, 2017 is below the exercise price of all outstanding stock options, no amounts are shown with respect to stock options. Except for Ms. Phillips who resigned in January 2017, the amounts shown assume that such termination was effective as of June 30, 2017, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination or upon our change of control. Accordingly, except with respect to Ms. Phillips, the amounts provided in this section are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is generally entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  any accrued, unpaid base salary through the date of termination, any payments or benefits under employee benefit plans in which the executive participates on the date of termination and any unreimbursed expenses; and

  •
  awards granted pursuant to the 2004 Plan, the 2008 Plan and the 2014 Plan, to the extent vested or exercisable, except in the case of certain terminations for "cause" as discussed below.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination without "cause," all of the executive's options that were exercisable on the date of such termination remain exercisable for a period of 90 days after the date of such termination (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination for any reason (other than death, disability, retirement or in connection with a "change in control"), all unvested shares of restricted stock will be forfeited, provided that certain awards may continue to vest if the former employee serves as a director or consultant to the Company.

        The 2004 Plan and the award agreements under the 2008 Plan (for awards granted before February 18, 2014) generally define "cause" to mean (i) the commission of a felony or a crime involving moral turpitude or any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company into public disgrace, (iii) substantial and repeated failure to perform duties properly assigned to the executive, (iv) gross negligence or willful misconduct, or (v) breach of duty of loyalty or other act of fraud or dishonesty. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2008 Plan, effective for awards granted under the plan on or after such date, under which "cause" is defined to mean (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of the executive's employment which damaged the Company, (ii) disclosure of trade secrets of the Company, or (iii) violation the terms of any non-competition, non-disclosure or similar agreement to which the executive is a party. Award agreements under the 2014 Plan define "cause" to mean the same as such term is defined under the amended forms of award agreements for the 2008 Plan.

        The 2008 Plan also defines "cause" more broadly with respect to general provisions relating to forfeiture or recoupment of awards, whether exercised or unexercised or vested or unvested. If the committee administering the 2008 Plan finds that a holder of an award granted under the 2008 Plan, (i) committed fraud, embezzlement, theft, felony, a crime involving moral turpitude or an act of dishonesty in the course of his or her employment which damaged the Company, (ii) disclosed trade secrets of the Company, (iii) violated the terms of any non-competition, non-disclosure or similar agreement, (iv) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated, (v) substantially and repeatedly failed to perform the duties of such executive's office, (vi) committed gross negligence or willful misconduct, (vii) materially breached such executive's employment agreement, (viii) failed to correct or otherwise rectify any failure to comply with reasonable instruction from the Company that could materially or adversely affect the Company, (ix) willfully engaged in conduct materially injurious to the Company, (x) harassed or discriminated against the Company's employees, customers or vendors, (xi) misappropriated funds or assets, (xii) willfully violated Company policies or standards of business conduct, (xiii) failed to maintain specified immigration status, or (xiv) knowingly caused or assisted in causing the Company to engage in criminal misconduct, then some or all awards awarded to such holder, and all net proceeds realized with respect to any such awards, will be forfeited to the Company as determined by the committee. The committee may also specify in an award agreement that the rights, payments, and benefits of a holder of an award granted under the 2008 Plan with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's involuntary termination for "cause," all of the executive's options will be forfeited immediately upon termination, whether or not then exercisable.

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated voluntarily for any reason, or is terminated by the Company for any reason other than death or disability, during a performance period, the participating executive will immediately forfeit any right to receive any incentive cash bonus for such performance period. If the termination occurs after the end of the performance period, but prior to the date of actual payment for such performance period, the committee administering the Annual Cash Incentive Plan may pay the terminated executive an amount not to exceed the amount of incentive cash bonus earned for such performance period.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination"), under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan, all of the executive's options that were exercisable on the date of such retirement remain exercisable for a period of three years after the date of such retirement (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited, provided that certain awards may continue to vest if the former executive serves as a director or consultant to the Company. Upon the executive's retirement, all unvested shares of restricted stock awarded under the 2004 Plan, the 2008 Plan and the 2014 Plan will be forfeited, provided that certain awards may continue to vest if the former executive serves as a director or consultant to the Company. The 2004 Plan and the 2008 Plan generally define "retirement" to mean the same as such term is defined under any Company pension plan or retirement program or as otherwise approved by the committee administering the applicable plan. The 2014 Plan defines "retirement" to mean an executive's termination of service solely due to retirement upon or after the attainment of age 65.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination") the named executive officer would receive payments under the Company's disability or life insurance plan, as appropriate. Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder) (for awards granted before February 18, 2014), upon an executive's death or disability, all of the executive's options that were exercisable on the date of death or disability remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), all options that were not exercisable on such date will be forfeited and all unvested shares of restricted stock will vest. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2004 Plan and the 2008 Plan, effective for awards granted under the plans on or after such date, under which, upon an executive's death or disability, all of the executive's unvested options will vest and become exercisable on the date of death or disability, all options will remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), and all unvested shares of restricted stock will vest. Award agreements for awards under the 2014 Plan include provisions consistent with those in the amended forms of award agreements under the 2004 Plan and the 2008 Plan with respect to accelerated vesting of equity awards upon an executive's death or disability.

        The 2004 Plan defines "disability" to mean any disability that would entitle the executive to disability payments under any Company disability plan or as otherwise determined by the committee administering the applicable plan. The 2008 Plan defines "disability" to mean, (i) in the case of an award that is exempt from Code Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan, or in the absence of such plan (or coverage thereunder), a permanent and total disability as defined in Code Section 22(e)(3), and (ii) in the case of an award subject to Code Section 409A, (A) the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) the executive is, by reason of any medically determinable physical or mental impairment that can expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan. The 2014 Plan defines "disability" to mean, (i) in the case of an award (other than an incentive stock option) that is exempt from Code Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan or insurance policy, or in the absence of such plan or policy (or eligibility thereunder), that the executive, because of a physical or mental condition resulting from bodily injury, disease or mental disorder, is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the committee administering the plan, based upon medical reports or other evidence satisfactory to such committee, (ii) in the case of an incentive stock option, a total and permanent disability as defined under the rules governing such awards under the Code, and (iii) in the case of an award subject to Code Section 409A, a disability as defined under Code Section 409A and the regulations or other guidance issued thereunder (in lieu of the definition of disability for awards exempt from Code Section 409A to the extent necessary to comply with Code Section 409A).

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated due to death or disability during a performance period, the committee administering the

Annual Cash Incentive Plan may, in its discretion, pay the executive a pro rata portion of incentive cash bonus that would have been earned by the executive, if the executive had remained employed, based on the number of days worked during the performance period. The Annual Cash Incentive Plan defines "disability" to mean any disability that would entitle the executive to disability payments under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the executive is not entitled to participate in such plan or policy, a physical or mental condition resulting from bodily injury, disease or mental disorder that prevents the executive from performing his or her duties for a period of six continuous months, as determined in good faith by the committee administering the Annual Cash Incentive Plan, based upon medical reports or other evidence satisfactory to the committee. However, if the incentive cash bonus award is subject to Code Section 409A, then the term "disability" will have the meaning given such term under Code Section 409A.

Payments Made Upon Change of Control

        Except for Mr. Becker, none of our named executive officers have a formal employment agreement with the Company. Under the terms of all awards issued under the 2004 Plan and the 2008 Plan, and all awards issued under the 2014 Plan prior to November 16, 2016, immediately prior to a change of control, all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 2004 Plan, the 2008 Plan and the 2014 Plan if:

  (a)
  any "person" or "group" other than an "exempt person" (as defined in such plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence and, in the case of awards under the 2008 Plan and the 2014 Plan, the transaction is actually consummated; or

  (c)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

        In addition, a change of control is deemed to occur under the 2008 Plan and the 2014 Plan if the individuals who are the incumbent directors (as determined under such plan) cease for any reason to constitute a majority of the members of the Board.

        On November 16, 2016, the 2014 Plan was amended to provide that all future awards will not automatically vest upon a change of control. Instead, such future awards will vest if a participant's employment is terminated without cause or the participant terminates his or her employment for "good reason" at any time within the two year period following the change of control.

  Steven R. Becker

        On December 11, 2015, we entered into an employment agreement with Mr. Becker, which contained additional severance benefits. Under the employment agreement, in the event of Mr. Becker's death or "disability" (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Becker would be entitled to his incentive cash bonus earned under the Company's Annual Cash Incentive Plan for the fiscal year prior to the year of termination but not yet paid as of the date of termination and a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan for the fiscal year in which the termination occurred, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period.

        In addition, in the event of his death or "disability," Mr. Becker would be entitled to: (i) vesting of all time-based equity awards, pro-rated based on the number of days employed since the applicable grant date; and (ii) vesting of all performance-based equity awards, subject to achievement of applicable performance goals and pro-rated based on the number of days employed since the applicable grant date (provided that for Mr. Becker's initial grant of performance-based options under the agreement, if termination of employment occurs after December 11, 2018, no proration would occur). Mr. Becker (or his personal representative) will also have the ability to exercise vested options until the earlier of (x) one year following his death or "disability" (or, if later, one year from the end of the performance period for the performance-based options in his initial grant under the agreement) or (y) expiration of the options. Mr. Becker's employment agreement defines the term "disability" to mean a disability under the Company's 2014 Plan.

        Under the employment agreement, in the event Mr. Becker terminates his employment without "good reason," or the Company terminates his employment for "cause," Mr. Becker would only be entitled to the compensation identified above under "Payments Made Upon Termination."

        In the event Mr. Becker terminates his employment with "good reason," or the Company terminates his employment without "cause," prior to a "change in control" or more than 12 months thereafter (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Becker would be entitled to: (i) 12 months base salary, paid in installments; (ii) his incentive cash bonus earned under the Company's Annual Cash Incentive Plan for the fiscal year prior to the year of termination but not yet paid as of the date of termination; and (iii) a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan for the fiscal year in which the termination occurred, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period. Mr. Becker would also forfeit any unvested options (including any options included in the initial grant under the agreement), and any vested options would remain exercisable until the earlier of (x) one year following his termination of all service with the Company (both as an employee and member of the Board) (or, if later, one year from the end of the performance period for the performance-based options in the initial grant under the agreement) or (y) expiration of the option's term.

        In the event Mr. Becker terminates his employment with "good reason," or the Company terminates his employment without "cause," on or within 12 months after a "change in control" (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Becker would be entitled to: (i) 18 months base salary, paid in installments; (ii) his incentive cash bonus earned under the Company's Annual Cash Incentive Plan for the fiscal year prior to the year of termination but not yet paid as of the date of termination; and (iii) a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan for the fiscal year in which the termination occurred, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period. In addition, all unvested time-based options held by Mr. Becker (including any time-based options included in the initial grant under the agreement) would immediately vest and all unvested performance-based options held by Mr. Becker (including any performance-based options included in the initial grant under the agreement, if still outstanding) would remain eligible to vest based upon achievement of performance goals in accordance with the terms of the applicable award agreement (pro-rated based on actual days of employment (provided that for Mr. Becker's initial grant of performance-based options under the agreement, if termination of employment occurs after December 11, 2018, no proration would occur)). All vested options will have the same post-termination exercise period as described in the immediately preceding paragraph.

        In the event of Mr. Becker's termination upon the Company's non-renewal of the employment agreement, such termination would be treated as a termination without "cause" other than in connection with a "change in control" and Mr. Becker would be entitled to the same benefits and payments described above with respect to his termination without "cause."

        In the employment agreement, Mr. Becker has agreed to certain restrictive covenants during the employment term and for one year thereafter (or 18 months if Mr. Becker is terminated for any reason on or within 12 months following a "change in control").

        The employment agreement defines "cause" to mean: (i) an act of theft, embezzlement, fraud or dishonesty; (ii) any willful misconduct or gross negligence; (iii) any violation of fiduciary duties; (iv) conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor that may cause damage to the Company or its reputation; (v) an uncured, material violation of the Company's written policies, standards or guidelines; (vi) an uncured, willful failure or refusal to satisfactorily perform duties or responsibilities; and (vii) an uncured, material breach by Mr. Becker of the employment agreement or any other agreement with the Company. The employment agreement defines "good reason" to mean: (w) a material reduction by the Company of Mr. Becker's base salary or target bonus opportunity as a percentage of his base salary, without his consent; (x) an uncured, material breach by the Company of the employment agreement; (y) the Company's relocation of its principal executive offices, or requirement that Mr. Becker have his principal work location change which results in his principal work location being changed to a location in excess of 50 miles from the location of the Company's current principal executive offices, in each case, without Mr. Becker's consent; or (z) the failure by a successor to all or substantially all of the Company's assets to assume the employment agreement either contractually or by operation of law. The employment agreement defines a "change in control" to mean a change in control under the 2014 Plan.

        On December 11, 2015, we approved two new forms of nonqualified stock option award agreements (one for performance-based options and the other for time-based options) to be used for the initial equity award grant and certain future grants under the 2014 Plan to Mr. Becker pursuant to the employment agreement. The new forms reflect the terms of the awards as discussed above.

        The following table shows the potential payments upon termination or change of control of the Company for Mr. Becker, the Company's Chief Executive Officer, as of June 30, 2017, the last day of the 2017 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination Without Good Reason or Involuntary Termination With Cause	Voluntary Termination With Good Reason or Involuntary Termination Without Cause Without Change in Control	Voluntary Termination With Good Reason or Involuntary Termination Without Cause With Change in Control		Disability		Death
Compensation:
Incentive cash bonus	$—	$—	$—		$—		$—
Long-term incentive compensation:
Stock options	—	—	—	(1)	—	(1)	—	(1)
Restricted stock awards	—	—	—		—		—
Benefits & perquisites:
Health & welfare benefits	—	—	—		—		—
Life insurance proceeds	—	—	—		—		$300,000
Cash severance	—	717,500	1,076,250		—		—
Total	$—	$717,500	$1,076,250		$—		$300,000

(1)
No amounts are reflected because the exercise prices of all outstanding options exceed the market price of the Common Stock as of June 30, 2017. See "Outstanding Equity Awards at 2017 Fiscal Year-End" for additional information regarding Mr. Becker's outstanding stock option awards as of June 30, 2017.

  Stacie R. Shirley

        The following table shows the potential payments upon termination or change of control of the Company for Ms. Shirley, the Company's Executive Vice President—Chief Financial Officer and Treasurer, as of June 30, 2017, the last day of the 2017 fiscal year. Pursuant to her offer letter, in the event of an involuntary termination of her employment, Ms. Shirley is entitled to receive a severance payment equal to her annual base salary as well as health benefits paid by the Company for 12 months.

Executive Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control		Disability		Death
Compensation:
Incentive cash bonus	$—	$—	$—		$—		$—
Long-term incentive compensation:
Stock options	—	—	—	(1)	—	(1)	—	(1)
Restricted stock awards	—	—	135,238		135,238		135,238
Benefits & perquisites:
Health & welfare benefits	—	14,647	—		—		—
Life insurance proceeds	—	—	—		—		300,000
Cash severance	—	404,167	—		—		—
Total	$—	$418,814	$135,238		$135,238		$435,238

(1)
No amounts are reflected because the exercise prices of all outstanding options exceed the market price of the Common Stock as of June 30, 2017. See "Outstanding Equity Awards at 2017 Fiscal Year-End" for additional information regarding Ms. Shirley's outstanding stock option awards as of June 30, 2017.

  Phillip D. Hixon

        The following table shows the potential payments upon termination or change of control of the Company for Mr. Hixon, the Company's Executive Vice President, Store Operations, as of June 30, 2017, the last day of the 2017 fiscal year.

Executive Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control		Disability		Death
Compensation:
Incentive cash bonus	$—	$—	$—		$—		$—
Long-term incentive compensation:
Stock options	—	—	—	(1)	—	(1)	—	(1)
Restricted stock awards	—	—	97,010		97,010		97,010
Benefits & perquisites:
Health & welfare benefits	—	—	—		—		—
Life insurance proceeds	—	—	—		—		300,000
Cash severance	—	—	—		—		—
Total	$—	$—	$97,010		$97,010		$397,010

(1)
No amounts are reflected because the exercise prices of all outstanding options exceed the market price of the Common Stock as of June 30, 2017. See "Outstanding Equity Awards at 2017 Fiscal Year-End" for additional information regarding Mr. Hixon's outstanding stock option awards as of June 30, 2017.

  Trent Taylor

        The following table shows the potential payments upon termination or change of control of the Company for Mr. Taylor, the Company's Chief Information Officer and Senior Vice President of Inventory Management, as of June 30, 2017, the last day of the 2017 fiscal year.

Executive Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control		Disability		Death
Compensation:
Incentive cash bonus	$—	$—	$—		$—		$—
Long-term incentive compensation:
Stock options	—	—	—	(1)	—	(1)	—	(1)
Restricted stock awards	—	—	23,463		23,463		23,463
Benefits & perquisites:
Health & welfare benefits	—	—	—		—		—
Life insurance proceeds	—	—	—		—		300,000
Cash severance	—	—	—		—		—
Total	$—	$—	$23,463		$23,463		$323,463

(1)
No amounts are reflected because the exercise prices of all outstanding options exceed the market price of the Common Stock as of June 30, 2017. See "Outstanding Equity Awards at 2017 Fiscal Year-End" for additional information regarding Mr. Taylor's outstanding stock option awards as of June 30, 2017.

  Belinda Byrd-Rohleder

        The following table shows the potential payments upon termination or change of control of the Company for Ms. Byrd, the Company's Senior Vice President and General Merchandising Manager, as of June 30, 2017, the last day of the 2017 fiscal year.

Executive Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control		Disability		Death
Compensation:
Incentive cash bonus	$—	$—	$—		$—		$—
Long-term incentive compensation:
Stock options	—	—	—	(1)	—	(1)	—	(1)
Restricted stock awards	—	—	65,010		65,010		65,010
Benefits & perquisites:
Health & welfare benefits	—	—	—		—		—
Life insurance proceeds	—	—	—		—		300,000
Cash severance	—	—	—		—		—
Total	$—	$—	$65,010		$65,010		$365,010

(1)
No amounts are reflected because the exercise prices of all outstanding options exceed the market price of the Common Stock as of June 30, 2017. See "Outstanding Equity Awards at 2017 Fiscal Year-End" for additional information regarding Ms. Byrd-Rohleder's outstanding stock option awards as of June 30, 2017.

  Melissa Phillips

        In January 2017, the Company eliminated the Chief Operations Officer position and it was mutually agreed Ms. Phillips would resign from her position effective immediately. In connection with Ms. Phillips' departure, the Company entered into a separation agreement with Ms. Phillips on February 1, 2017 which provided Ms. Phillips with certain severance benefits in exchange for a full release and Ms. Phillips' agreement to certain restrictive covenants.

        In particular; (i) Ms. Phillips received severance payments of $435,624, payable on the Company's regular payroll schedule over twelve months ; (ii) an enhanced severance payment of $15,000, and (iii) continued coverage under the Company's group health plan pursuant to COBRA, the Company will continue pay on Ms. Phillips' behalf an amount equal to the amount the Company previously paid as the Company's portion of Ms. Phillips' monthly premiums for health benefits until the earlier of the expiration of 12 months following her separation date, the date on which she is no longer entitled to COBRA continuation coverage, or the date on which she obtains employment or an independent contractor engagement offering health benefit. All equity awards outstanding at the time of her resignation terminated without any payments to Ms. Phillips.

 DIRECTOR COMPENSATION

        The table below summarizes the compensation earned by each non-employee director of the Company for the fiscal year ended June 30, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)		Change Pension Value and Non-qualified Deferred Earnings ($)		All Other Compensation ($)		Total ($)
Terry Burman	$128,750	$130,000	$		$		$		$		$258,750
Frank Hamlin	66,764	70,000		—		—		—		—	136,764
William Montalto	41,250	70,000		—		—		—		52,500	163,750
Sherry M. Smith	85,222	70,000		—		—		—		—	155,222
Jimmie L. Wade	71,250	70,000		—		—		—		—	141,250
Richard S Willis	88,750	70,000		—		—		—		—	158,750
Barry Gluck	15,514	70,000		—		—		—		—	85,514

(1)
This column includes annual cash retainers for board and committee service, committee chair service and, in the case of Mr. Burman, independent Chairman service.

(2)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock awards included in the table. The value of the stock awards is calculated using the closing price of the Common Stock on the date the awards were made to each director. The closing stock price represents the grant date fair value of the stock awards under the 2014 Plan.

(4)
On November 16, 2016, the Company granted each director, except Mr. Gluck (who was not then serving as a director), 13,084 shares of restricted stock under the 2014 Plan having a grant date fair value of $70,000 all of which are scheduled to vest on November 16, 2017, which represented the standard annual restricted stock grant under the Company's non-employee director compensation program. In addition, on November 16, 2016, the Company granted Mr. Burman 11,215 shares of restricted stock under the 2014 Plan having a grant date fair value of $60,000 all of which are scheduled to vest on November 16, 2017, which represented a special restricted stock grant in connection with his service as independent Chairman of the Board. On February 24, 2017, in connection with his appointment to the Board of Directors, Mr. Gluck received 17,500 shares of restricted stock under the 2014 Plan having a grant date fair value of $70,000 all of which are scheduled to vest on February 24, 2018.

(5)
The non-employee directors had the following outstanding equity awards at the end of the 2017 fiscal year.

	Outstanding Options Exercisable(#)	Outstanding Options Unexercisable(#)	Compensation Unvested Stock Award
Terry Burman	20,000	—	24,229
Frank M. Hamlin	—	—	13,084
William Montalto	20,000	—	13,084
Sherry M. Smith	—	—	13,084
Jimmie L. Wade	—	—	13,084
Richard S Willis	20,000	—	13,084
Barry Gluck	—	—	17,500
(6)
Effective as of July 1, 2016 Mr. Montalto entered into a consulting agreement with the Company pursuant to which Mr. Montalto provided consulting services to the Company to assist with the supply chain issues until December 31, 2016. This agreement ended sooner than expected on October 31, 2016. Under the agreement, Mr. Montalto was entitled to a consulting fee of $15,000 per month for the months of July, August and September and $7,500 per month for the months of October, November and December, reimbursement of expenses and indemnification from the Company. The amount reflected in the "All Other Compensation" column for Mr. Montalto includes his consulting fees.

        In November 2016 the Company adopted the following compensation program for non-employee directors (the "Director Compensation Plan"):

	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)
Annual Retainer	$60,000	$10,000	$7,500	$5,000
Annual Chairman Fee	60,000	20,000	15,000	10,000
Annual restricted stock grant—value	70,000	—	—	—

        Under the Director Compensation Plan, non-employee directors receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

        Upon being appointed as a non-employee director to the Board of Directors, a director will receive the standard annual grant of restricted stock awards valued at $70,000 on the grant date, provided that the director begins service on or prior to July 31 during the first year of service. If the director begins service after July 31 during the first year of service, the director will receive one-half of the standard annual grant of restricted stock awards valued at $35,000 on the grant date. For all awards granted before November 16, 2016 the restricted stock vests on the earlier of the one year anniversary of the grant date or immediately prior to the Company's next annual meeting of stockholders on the annual meeting date. For all awards granted after November 16, 2016 the restricted stock vests on the one year anniversary of the grant date.

        In addition, on November 16, 2016, the Company also paid fees to Mr. Burman of $60,000 and granted Mr. Burman 11,215 shares of restricted stock under the 2014 Plan having a grant date fair value of $60,000, all of which are scheduled to vest on November 16, 2017, which represented a special restricted stock grant in connection with his service as independent Chairman of the Board.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options under equity compensation plans approved by stockholders as of June 30, 2017, the end of the 2017 fiscal year. We do not have any equity compensation plans that were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column) (thousands)
Equity Compensation Plans Approved by Security Holders	3,516	$7.02	4,297
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	3,516	$7.02	4,297

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and SEC requirements relating to the independence of audit committee members, oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee is responsible for appointment, compensation and oversight of the Company's independent registered public accounting firm, Ernst & Young. The Audit Committee reviewed with Ernst & Young who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 (codified as Auditing Standard No. 1301), "Communications with Audit Committees", issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee meets with the Company's Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

As Members of the Audit Committee,
Richard S Willis, Chair Jimmie L. Wade Frank Hamlin

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy governing the review, approval or ratification of "Related Party Transactions," as described below (the "Policy").

  Related Party Transactions

        For the purposes of the Policy, a "Related Party Transaction" is a transaction or any material amendment to a transaction, including, but not limited to, any financial transaction, agreement, arrangement or relationship (including any indebtedness of guarantee of indebtedness), or any series of similar transactions, agreements, arrangements or relationships, in which the Company was, is or will be a participant, and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect material interest (subject to certain exceptions).

        For purposes of the Policy, a "Related Party" is: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, an executive officer, a director, or a nominee for director of the Company; (ii) any person who, at the time of the occurrence or existence of the Related Party Transaction, is the beneficial owner of more than 5% of any class of the Company's voting securities; or (iii) any "immediate family member" (as defined in the Policy) of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of any of the foregoing persons.

  Approval Procedures

        The Policy requires that when the Company or a Related Party proposes to engage in a transaction that is potentially a Related Party Transaction, the following steps will be taken:

  •
  The Related Party will submit the matter for review by the Company's General Counsel prior to entering into the transaction.

  •
  The General Counsel will then assess whether the proposed transaction is a Related Party Transaction for purposes of the Policy. If the General Counsel determines that the proposed transaction is a Related Party Transaction, the proposed Related Party Transaction will be submitted to the Audit Committee for consideration or, in those instances in which that is not practicable or desirable, to the Chair of the Audit Committee (who will possess delegated authority to act on behalf of the Committee). The Audit Committee, or when submitted to the Chair, the Chair, will consider the relevant facts and circumstances of the Related Party Transaction. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member, directly or indirectly, is involved.

  •
  The Audit Committee (or the Chair) will approve or ratify only those Related Party Transactions that the Audit Committee (or the Chair) believes are fair to the Company and that are determined to be in, or are not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee or Chair, as applicable, shall convey the decision to the General Counsel, who shall convey the decision to the Related Party and appropriate persons within the Company.

  •
  In the event it is not practicable to present any Related Party Transaction to the Audit Committee or the Chair prior to entering into such Related Party Transaction, it may be presented to the General Counsel for approval or be preliminarily entered into subject to ratification by the Audit Committee; provided, however, that if the Audit Committee or the

    Chair does not ratify the Related Party Transaction, the Company will take all reasonable efforts or actions to cancel or terminate it.

Ratification Procedures

        In the event any Related Party Transaction is not reported to the Audit Committee or the Chair or approved pursuant to the above described process prior to the Company entering into such Related Party Transaction, the following steps will be taken:

  •
  The Related Party Transaction will be submitted to the Audit Committee or Chair, and the Audit Committee or Chair will consider all of the relevant facts and circumstances available to the Audit Committee or the Chair. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member directly or indirectly is involved.

  •
  Based on the conclusions reached with respect to the standards set forth above concerning approval of Related Party Transactions, the Audit Committee or the Chair will evaluate all options, including but not limited to ratification, amendment or termination of the Related Party Transaction.

Disclosure

        Under the Policy, all Related Party Transactions that are required to be disclosed in the Company's filings with the SEC, as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules and regulations, will be so disclosed in accordance with such laws, rules and regulations. Furthermore, all Related Party Transactions will be disclosed to the Board of Directors following approval or ratification, as the case may be, of a Related Party Transaction.

Report of the Company's Related Party Transactions

        The Company did not participate in any Related Party Transactions during the fiscal year ended June 30, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no report was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2017.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 22, 2017 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 22, 2017 (based upon SEC filings), (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 22, 2017, there were [                                    ] shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
T. Rowe Price Associates, Inc.(1)	7,401,490		%
1900 E. Pratt Street Baltimore, MD 21202
PAR Investment Partners, L.P.(2)	3,504,155		%
One International Place, Suite 2041 Boston, MA 02110
Uziel Capital Management, LLC(3)	3,408,500		%
654 Madison Avenue, 9th Floor New York, NY 10065
Dimensional Fund Advisors LP(4)	3,376,129		%
Building One, 6300 Bee Cave Road Austin, TX 78746
The Vanguard Group(5)	2,296,889		%
100 Vanguard Blvd. Malvern, PA 19355
PRIMECAP Management Company(6)	2,221,000		%
177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105
Adage Capital Partners L.P.(7)	2,194,657		%
200 Clarendon Street, 52nd Floor Boston, MA 02116
Steven R. Becker(8)	1,097,754		%
Terry Burman(9)	240,154	*
Barry Gluck(10)	27,500	*
Frank M. Hamlin(11)	41,595	*
William Montalto(12)	111,584	*
Sherry M. Smith(13)	33,745	*
Jimmie L. Wade(14)	28,249	*
Richard S Willis(15)	63,968	*
Stacie R. Shirley(16)	152,517	*
Phillip D. Hixon(17)	210,767	*
Trent Taylor(18)	37,035	*
Belinda Byrd-Rohleder(19)	75,813	*
Melissa Phillips(20)	18,031	*
All directors and executive officers as a group (12 persons)(21)	2,121,681		%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. ("TRP Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("TRP Fund"), TRP Associates has the sole power to vote 1,106,900 shares of the 7,401,490 shares of Common Stock and the sole power to dispose of all of the 7,401,490 shares of Common Stock and TRP Fund has the sole power to vote 4,055,300 shares of the 7,401,490 shares of Common Stock and no dispositive power.

(2)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 14, 2017 by PAR Investment Partners, L.P. ("PAR"), PAR Group, L.P. ("PAR Group") and PAR Capital Management, Inc. ("PAR Capital Management") (collectively, the "PAR Reporting Persons"), each of the PAR Reporting Persons has the sole power to vote all of the 3,504,155 shares of Common Stock and the sole power to dispose of all of the 3,504,155 shares of Common Stock. PAR Group is the sole general partner of PAR and PAR Capital is the sole general partner of PAR Group and therefore PAR Group and PAR Capital may be deemed to be the beneficial owner of all shares held directly by PAR.

(3)
Based on information set forth in the Schedule 13G filed with the SEC on August 22, 2017 by Uziel Capital Management, LLC ("UCM") and Ori Uziel, UCM has shared voting and dispositive power with respect to 3,408,500 shares of Common Stock and Ori Uziel has shared voting and dispositive power with respect to 3,408,500 shares of Common Stock and sole voting and dispositive power with respect to an additional 25,000 shares of Common Stock.

(4)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP ("Dimensional"), Dimensional is an investment advisor to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, such investment companies, funds, trusts, and accounts, the "Dimensional Funds"). Dimensional may be deemed to be the beneficial owner of all of the 2,539,815 shares of Common Stock held by the Dimensional Funds as Dimensional has the sole power to vote 3,293,770 of such shares and the sole power to dispose of all 3,376,129 of such shares.

(5)
Based on information set forth in the Schedule 13G filed with the SEC on February 13, 2017 by The Vanguard Group, The Vanguard Group has sole voting power with respect to 54,141 shares of Common Stock, shared voting power with respect to 4,100 shares of Common Stock, sole dispositive power with respect to 2,240,748 shares of Common Stock and shared dispositive power with respect to 56,141 shares of Common Stock.

(6)
Based on information set forth in the Schedule 13G/A filed with the SEC on June 6, 2017 by PRIMECAP Management Company ("PMC"), PMC has the sole power to vote 1,611,000 shares of the 2,221,000 shares of Common Stock and the sole power to dispose of all of the 2,221,000 shares of Common Stock.

(7)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2017 by Adage Capital Partners, L.P. ("ACP"), Adage Capital Partners GP, L.L.C. ("ACPGP"), Adage Capital Advisors, L.L.C. ("ACA"), Robert Atchinson and Phillip Gross (collectively, the "Adage Reporting Persons"), each of the Adage Reporting Persons has the shared power to vote all of the 2,194,657 shares of Common Stock and the shared power to dispose of all of the 2,194,657 shares of Common Stock. ACPGP is the general partner of ACP and ACA is the managing member of ACPGP and therefore ACPGP and ACA may be deemed to beneficially own securities owned by ACP. Messrs. Atchinson and Gross are the managing members of ACA and therefore Messrs. Atchinson and Gross may be deemed to beneficially own securities owned by ACP.

(8)
Represents 743,137 shares of Common Stock held directly, 145,973 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 208,644 unvested shares of restricted stock. Shares of Common Stock held directly include shares held by Western Family Value I, L.P. ("WFV I"). Western Family

  Value, LLC ("WFV") is the general partner of WFV I and may be deemed to beneficially own securities owned by WFV I. Mr. Becker is the sole member of WFV and may be deemed to beneficially own securities owned by WFV. Mr. Becker disclaims beneficial ownership of the securities owned by WFV I and WFV, except to the extent of the pecuniary interest of Mr. Becker in such securities.

(9)
Represents 195,855 shares of Common Stock held directly, 20,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 24,299 unvested shares of restricted stock.

(10)
Represents 10,000 shares of Common Stock held directly and 17,500 unvested shares of restricted stock.

(11)
Represents 28,511 shares of Common Stock held directly and 13,084 unvested shares of restricted stock.

(12)
Represents 23,500 shares of Common Stock held directly, 55,000 shares of Common Stock held indirectly by the William Montalto Revocable Trust, 20,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 13,084 unvested shares of restricted stock.

(13)
Represents 20,661 shares of Common Stock held directly and 13,084 unvested shares of restricted stock.

(14)
Represents 15,165 shares of Common Stock held directly and 13,084 unvested shares of restricted stock.

(15)
Represents 30,884 shares of Common Stock held directly, 20,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 13,084 unvested shares of restricted stock.

(16)
Represents 16,584 shares of Common Stock held directly, 25,551 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 111,382 unvested shares of restricted stock.

(17)
Represents 5,379 shares of Common Stock held directly, 116,157 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 89,231 unvested shares of restricted stock.

(18)
Represents 2,272 shares of Common Stock held directly, 7,118 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 27,645 unvested shares of restricted stock.

(19)
Represents 2,761 shares of Common Stock held directly, 26,019 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 47,033 unvested shares of restricted stock.

(20)
The employment of Ms. Phillips terminated in January 2017. The information reported for Ms. Phillips is based on information available to the Company and may not reflect her current beneficial ownership.

(21)
Represents 1,094,709 shares of Common Stock held directly, 55,000 shares of Common Stock held indirectly, 380,818 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2017 and 591,154 unvested shares of restricted stock. Does not include shares of Common Stock reported as beneficially owned in the table above by Ms. Phillips as she was not serving as an executive officer of the Company as of the date of this Proxy Statement.

 STOCKHOLDERS' PROPOSALS

        Pursuant to Rule 14a-8, to be included in the Board of Directors' solicitation of proxies relating to the 2018 annual meeting of the Company's stockholders, a stockholder proposal must be received at our principal executive offices, no later than June 6, 2018.

        With respect to stockholder proposals to be presented at the 2018 annual meeting which are not intended to be included in our proxy statement relating to that meeting, pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), a stockholder's written notice of such proposal, in the form specified in the Bylaws, must be delivered to or mailed and received at our principal executive offices no earlier than July 18, 2018 and no later than August 17, 2018. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by August 17, 2018, with respect to proxies submitted for the 2018 annual meeting of the Company's stockholders.

        Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2018 annual meeting of the Company's stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to the Secretary of the Company no earlier than July 18, 2018 and no later than August 17, 2018.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young served as our independent registered public accounting firm for the fiscal year ended June 30, 2017, and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2018. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2017 and fiscal 2016 were $902,430 and $843,910, respectively. The fiscal 2017 audit fees also included services in connection with a registration statement filed with the SEC.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal years ended June 30, 2017 and June 30, 2016, were $2,160 and $24,160, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." The fiscal 2017 services were comprised solely of the Company's subscription to on-line research whereas the fiscal 2016 services were comprised of consultation on technical matters as well as the Company's subscription to on-line research.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for fiscal year ended June 30, 2016 were $81,600. No fees were billed by Ernst & Young for tax-related service in the fiscal year ended June 30, 2017. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

        Excluding the audit fees, audit-related fees and tax fees mentioned above, there were no other fees billed by Ernst & Young during the fiscal years ended June 30, 2017 and June 30, 2016, respectively. Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2017 were pre-approved by the Audit Committee.

HOUSEHOLDING OF PROXIES

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and Proxy Statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our Annual Report or Proxy Statement by sending a written request to the Company's Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Bridgett C. Zeterberg Secretary

Dallas, Texas,
October [    ], 2017

 EXHIBIT A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

        Under applicable SEC rules and regulations, members of the Board of Directors, the Board's nominees, and certain officers and other employees of the Company are "participants" with respect to the Company's solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are participants.

Directors and Nominees

        The following table sets forth the name and business addresses of the Company's directors (all of whom are also nominees for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of our directors are set forth under "Proposal No. 1—Election of Directors."

Name	Business Name and Address
Terry Burman	Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240
Steven R. Becker	Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240
Barry S. Gluck	Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240
Frank M. Hamlin	Tailored Brands Inc., 6100 Stevenson Blvd, Fremont, CA 94538
William Montalto	Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240
Sherry M. Smith	Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240
Jimmie L. Wade	Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240
Richard S Willis	Pharmaca Integrative Pharmacies, 1655 Walnut Street, Suite 210, Boulder, Colorado 80302

Certain Officers and Other Employees

        The following table sets forth the name and principal occupation of the Company's officers who are "participants." The principal occupation refers to such person's position with the Company, and the principal business address of each such person is 6250 LBJ Freeway, Dallas, Texas 75240.

Name	Principal Occupation
Stacie Shirley	Executive Vice President, Chief Financial Officer and Treasurer
Bridgett Zeterberg	Senior Vice President, Human Resources, General Counsel and Corporate Secretary

Information Regarding Ownership of the Company's Securities by Participants

        Except as described in this Exhibit A or in this Proxy Statement, none of the persons listed above under "Directors and Nominees" or "Certain Officers and Other Employees" owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of September 22, 2017 is set forth under "Security Ownership of Certain Beneficial Owners and Management."

Information Regarding Transactions of the Company's Securities

        The following table sets forth purchases and sales of the Company's securities during the period from September 25, 2015 through September 25, 2017 by the persons listed above under "Directors and Nominees" and "Certain Officers and Other Employees." None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holder such securities.

Name	Transaction Date	Number of Securities	Transaction Description
Terry Burman	5/10/17	40,000		(1)
	11/16/16	11,215		(2)
	11/16/16	13,084		(2)
	10/31/16	40,000		(1)
	2/2/16	12,411		(2)
	2/2/16	10,638		(2)
	11/13/15	60,000		(1)
Steve R. Becker	9/19/17	248,385		(5)
	9/19/17	208,642		(11)
	6/01/17	100,000		(1)
	5/26/17	20,464		(3)
	5/25/17	173,941		(3)
	5/25/17	50,000		(1)
	5/24/17	1,049,782		(3)
	5/24/17	40,100		(1)
	5/04/17	100,000		(1)
	2/06/17	200,000		(1)
	11/3/16	40,000		(1)
	9/26/16	295,508		(4)
	9/1/16	248,385		(5)
	9/1/16	248,385		(6)
	2/2/16	295,508		(5)
	1/20/16	86,820		(7)
	1/13/16	497,937		(7)
	1/11/16	487,530		(7)
	1/12/16	70,000		(7)
	11/2/15	101,900		(1)
Barry S. Gluck	2/24/17	17,500		(2)

Name	Transaction Date	Number of Securities	Transaction Description
Frank M. Hamlin	11/16/16	13,084		(2)
	2/2/16	12,411		(2)
	11/11/15	7,850		(1)
William Montalto	11/16/16	13,084		(2)
	6/30/16	2,313		(8)
	6/30/16	29,699		(9)
	5/31/16	2,314		(8)
	4/30/16	2,314		(8)
	3/31/16	2,269		(8)
	2/29/16	5,152		(8)
	2/2/16	59,397		(2)
	11/11/15	1,526		(8)
	11/2/15	35,000		(1)
	8/25/15	15,000		(1)
Sherry M. Smith	11/16/16	13,084		(2)
	2/2/16	12,411		(2)
Jimmie L. Wade	11/16/16	13,084		(2)
	11/16/16	4,343		(10)
	2/2/16	12,411		(2)
Richard S Willis	11/16/16	13,084		(2)
	2/2/16	12,411		(2)
Stacie Shirley	9/19/17	15,648		(2)
	9/19/17	26,826		(11)
	9/19/17	37,258		(5)
	5/26/17	10,000		(1)
	2/03/17	2,334		(10)
	9/01/16	9,076		(2)
	9/01/16	15,559		(11)
	9/01/16	21,610		(5)
	2/02/16	26,596		(2)
	2/02/16	26,596		(2)
	2/02/16	80,593		(5)
Bridgett Zeterberg	9/19/17	6,520		(2)
	9/19/17	9,314		(11)
	9/19/17	17,742		(5)
	5/17/17	500		(1)
	3/02/17	200		(1)
	9/1/16	1,108		(2)
	9/1/16	1,583		(11)
	9/1/16	3,016		(5)
	7/12/16	7,901		(2)
	7/12/16	18,813		(5)

(1)
Open market purchase.

(2)
Grant of time-vesting restricted stock.

(3)
Distribution of shares of the Company's common stock by Western Family Value I, L.P. ("WFV I") on a pro rata basis to its partners.

(4)
Grant of performance-based stock options. The Company intended to grant these performance-based options in February 2016 but, due to an administrative error, the options were not granted until September 26, 2016.

(5)
Grant of time-vesting stock options.

(6)
Grant of performance-based stock options.

(7)
Open market purchase under Rule 10b5-1 plan by Western Family Value, LLC on behalf of WFV I.

(8)
Shares withheld to satisfy tax obligations in connection with vesting of restricted stock.

(9)
Shares of time-vesting restricted stock award cancelled as a result of completion of employment obligation being completed on June 30, 2016 rather than December 31, 2016.

(10)
Sale of shares to satisfy tax obligations in connection with vesting of restricted stock.

(11)
Grant of performance-based restricted stock. Reflects the maximum number of shares that may vest.

Miscellaneous Information Regarding Participants

        Except as described in this Exhibit A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates") is either a party to any transaction or series of transactions since July 1, 2016 or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Exhibit A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

        Except as described in this Exhibit A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

        Except as described in this Exhibit A or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since July 1, 2016 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        Except as described in this Exhibit A or in this proxy statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

______________________

WHITE PROXY

______________________

Preliminary Proxy - Subject to Completion

TUESDAY MORNING CORPORATION 6250 LBJ FREEWAY DALLAS, TX 75240

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors

Nominees

01 Steven R. Becker	02 Terry Burman	03 Barry S. Gluck		04 Frank M. Hamlin	05 William Montalto		06 Sherry M. Smith
07 Jimmie L. Wade	08 Richard S Willis

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2. Approval, on an advisory basis, of the Company’s executive compensation.						☐	☐	☐

					1 Year	2 Years	3 Years	Abstain

3. Approval, on an advisory basis, of the frequency of an advisory vote on compensation.					☐	☐	☐	☐

						For	Against	Abstain

4. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

0000300552_1    R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

THIS WHITE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TUESDAY MORNING CORPORATION

Annual Meeting of Stockholders

November 15, 2017 8:30 AM (Central time)

The undersigned hereby appoints Stacie Shirley, Bridgett Zeterberg and Kelly Munsch, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held on November 15, 2017 or any adjournment or postponement thereof, on all matters coming before said meeting. The receipt of the proxy statement dated [                   ] is acknowledged.

You are encouraged to specify your vote by marking the appropriate boxes ON THE REVERSE SIDE, and this proxy will be voted as specified. If no choice is specified, this proxy will be voted in accordance with the Board of Directors' recommendations, which are FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR a frequency of 1 Year for Proposal 3 and FOR Proposal 4. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the proxy holder(s) named in this proxy will vote the shares in their discretion. The proxy holder(s) cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000300552_2 R1.0.1.25

QuickLinks

PROXY STATEMENT SUMMARY
Compensation Governance—What We Do & What We Don't Do
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES
BACKGROUND OF THE SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Compensation Governance—What We Do & What We Don't Do
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017 TABLE
OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF PROXIES
OTHER MATTERS
EXHIBIT A SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION